Exhibit 10.1

Execution Version

THIS PROCESS SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS PROCESS SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

PROCESS SUPPORT AGREEMENT

This Process Support Agreement (together with the exhibits attached hereto, which includes, without limitation the Term Sheet (as defined herein) attached hereto as Exhibit B1, and the Mansfield Issues Protocol attached hereto as Exhibit C, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms here, (the “Agreement” or “PSA”) dated as of March 30, 2018 is entered into by and among: (i) FirstEnergy Solutions Corp. (“FES”), FirstEnergy Nuclear Operating Company (“FENOC”), and each of their respective direct and indirect subsidiaries (collectively, the “Company” or the “Debtors”); (ii) the members of the ad hoc group of certain holders of (x) pollution control revenue bonds supported by notes (the “PCNs” and any claims arising from the PCNs, the “PCN Claims”) issued by FirstEnergy Generation, LLC (“FG”) and FirstEnergy Nuclear Generation, LLC (“NG”) and (y) certain unsecured notes (the “FES Notes” and any claims arising from the FES Notes, the “FES Notes Claims” and collectively with the PCN Claims, the “Noteholder Claims”) issued by FES (which group includes holders of at least 50% of the outstanding amount of PCNs and FES Notes, in the aggregate, such holders being the “Requisite Noteholders”) that are (and any such holder that may become in accordance with Section 6 hereof) signatories hereto (collectively, the “Ad Hoc Noteholder Group”); (iii) the members of the ad hoc group of certain holders of pass-through certificates (the “Certificates” and any claims arising from the Certificates, the “Certificates Claims” and collectively with the PCN Claims and the FES Notes Claims, the “Creditor Claims”) issued in connection with the sale-leaseback transaction for Unit 1 of the Bruce-Mansfield Plant (a majority of the holders of outstanding Certificates being the “Requisite Certificateholders”) that are (and any such holder that may become in accordance with Section 6 hereof) signatories hereto (collectively, the “Mansfield Certificateholders Group” and, together with the Ad Hoc Noteholder Group, the “Supporting Parties”); (iv) solely for purposes of the Mansfield Issues Protocol, the Term Sheet, and Section 1, 2, 3 (solely with respect to the Mansfield Issues Protocol and the Term Sheet), 4, 5, 7.01, 8, 9, 10.02, 10.03, and 11 of this Agreement, (x) MetLife Capital, Limited Partnership (in its capacity as Owner Participant of Mansfield 2007 Trusts A-E) (“MetLife”) and (y) U.S. Bank Trust National Association (in its capacity as Owner Trustee for Mansfield 2007 Trusts A-E and, solely in the event that BM1, LLC (in its capacity as Owner Participant for Mansfield 2007 Trust F, “BM1,” and together with MetLife, the “Owner Participants”) directs U.S. Bank Trust National Association to execute a joinder to this Agreement, then also in its capacity as Owner Trustee of Mansfield 2007 Trust F (together with its successors and assigns,

[1]	All capitalized terms not defined herein shall have the meanings ascribed to them in the Process Support Agreement Term Sheet (the “Term Sheet”), attached hereto as Exhibit B.

the “Owner Trustee”); and (v) solely for purposes of the Mansfield Issues Protocol, Wilmington Savings Fund Society, FSB, solely in its capacity as the indenture trustee for the lessor notes issued under six indentures with Mansfield 2007 Trusts A-F and its capacity as pass through trustee under the pass through trust agreement (the “PTTA”) with FG and FES for the pass through certificates issued in connection with the sale-leaseback transaction for Unit 1 of the Bruce Mansfield Plant (“WSFS”). This Agreement collectively refers to the Company, the Supporting Parties, and, solely for purposes of the Mansfield Issues Protocol (as defined herein) and Section 1, 2, 3 (solely with respect to the Mansfield Issues Protocol and this Term Sheet), 4, 5, 7.01, 8, 9, 10.02, 10.03, and 11 of the Agreement, MetLife and the Owner Trustee as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company intends to commence voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Ohio (the “Bankruptcy Court”);

WHEREAS, the Parties have engaged in good faith, arms-length negotiations regarding certain processes, protocols, and actions to be implemented in the Chapter 11 Cases as set forth in the Term Sheet and in this Agreement;

WHEREAS, the Company and certain of the Parties have entered into that certain Standstill Agreement dated as of March 30, 2018, which provides for certain procedures in connection with claims related to the relationships between the Debtors and FirstEnergy Corp. and its affiliates;

WHEREAS, the Parties desire to express to each other their mutual support and commitment with respect to a process to facilitate a value-maximizing restructuring of the Debtors and their assets, as further set forth in this Agreement and the Term Sheet (the “Restructuring Process”);

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

Section 1.    Agreement Effective Date. This Agreement shall become effective and binding upon each Party immediately following the occurrence of the following conditions (the “Agreement Effective Date”):

(a)    the Company shall have executed and delivered counterpart signatures to this Agreement to each other Party;

(b)    the Requisite Noteholders shall have executed and delivered counterpart signatures to this Agreement to each other Party;

(c)    the Requisite Certificateholders shall have executed and delivered counterpart signatures to this Agreement to each other Party;

2

(d)    MetLife and the Owner Trustee shall have executed and delivered counterpart signatures to this Agreement (solely for purposes of the Mansfield Issues Protocol, the Term Sheet, and Section 1, 3 (solely with respect to the Mansfield Issues Protocol and the Term Sheet), 4, 5, 7.01, 8, 9, 10.02, 10.03, and 11 of this Agreement) to each of the Parties; and

(e)    WSFS shall have executed and delivered counterpart signatures to this Agreement (solely for purposes of the Mansfield Issues Protocol) to each of the Parties.

Each Supporting Party intends to be and is bound under this Agreement with respect to any and all claims against, or interests in, any of the Debtors, whether currently held or hereafter acquired by such Supporting Party or such Supporting Party’s controlled affiliates.

Section 2.    The Restructuring Process. The principal terms of the Restructuring Process are set forth on the Term Sheet. The Restructuring Process will be implemented through, among other things, the protocols and agreements attached as exhibits to this Agreement.

Section 3.    Exhibits Incorporated by Reference. Each of the exhibits and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. In the event of any inconsistency between this Agreement (without reference to the exhibits) and the exhibits, the terms of the exhibits shall govern. This Agreement (without reference to the exhibits) may be interpreted with reference to the definitions set forth in the exhibits, to the extent such terms are used herein.

Section 4.    Definitive Documentation. The documents, instruments and agreements governing the Restructuring Process (collectively, the “Definitive Documentation”) shall include:

(a)    the Term Sheet;

(b)    the Mansfield Issues Protocol; and

(c)    the pleadings in support of approval of this Agreement.

The Definitive Documentation, any ancillary documents required to implement the Restructuring Process, and any amendments, modifications or supplements to the foregoing shall be consistent in all material respects with the Term Sheet and shall otherwise be in form and substance reasonably acceptable to the Debtors and each of the Supporting Parties and (i) in the case of the Mansfield Issues Protocol and the Term Sheet, the Owner Trustee and MetLife, and (ii) in the case of the Mansfield Issues Protocol, WSFS. For the avoidance of doubt, the Definitive Documentation shall be deemed reasonably acceptable to the Supporting Parties if the Definitive Documentation is reasonably acceptable to a majority of the members of the Ad Hoc Noteholder Group holding, at the time of determination, a majority of the aggregate principal amount of all Noteholder Claims held at such time by the Ad Hoc Noteholder Group (such members, the “Required Participating Noteholders”) and members of the Mansfield Certificateholders Group holding, at the time of determination, a majority of the aggregate principal amount of all Certificates held at such time by the Mansfield Certificateholders Group (such members, the “Required Participating Certificateholders”.

3

Section 5.    Commitments of the Parties to Support the Restructuring Process; Commitments of MetLife, the Owner Trustee and WSFS.

5.01.    Commitments of the Parties; Commitments of WSFS.

(a)    Subject to the Debtors’ fiduciary duties under applicable law and Section 11.01 hereof, and for so long as this Agreement has not been terminated, each of the Parties to the Agreement agrees, severally and not jointly, that:

(i)    it shall cooperate and coordinate activities (to the extent practicable and subject to the terms of this Agreement) with the other Parties and will use commercially reasonable efforts to pursue and support the Restructuring Process, as applicable and as defined in this Agreement, the Term Sheet and the Mansfield Issues Protocol, and to execute any document and give any notice, order, instruction, or direction reasonably necessary to support, facilitate, implement, or otherwise give effect to the Restructuring Process, as applicable; provided, however, that with respect to any member of (x) the Ad Hoc Noteholder Group, or (y) except as expressly provided in the Mansfield Issues Protocol, the Mansfield Certificateholders Group, it shall not be required to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like, or provide any documentation or information to any regulatory or self-regulatory body having jurisdiction over the Parties in connection with the Restructuring Process, other than information that is already included in this Agreement or is otherwise in the public domain;

(ii)    it shall comply with all of the terms and conditions set forth in this Agreement, the Term Sheet and the Mansfield Issues Protocol, as applicable; and

(iii)    it shall not, directly or indirectly object to, delay, impede, or take any other action to interfere with the this Agreement and the Mansfield Issues Protocol, as applicable.

(b)    The Ad Hoc Noteholder Group agrees, including acting collectively through its professionals, to use commercially reasonable efforts to obtain the agreement of other holders of Noteholder Claims to become Parties to this Agreement in accordance with Section 6(e) hereof.

(c)    For so long as this Agreement has not been terminated, each of MetLife and the Owner Trustee agrees that:

(i)    it shall comply with all of the terms and conditions set forth in this Agreement, the Term Sheet, and the Mansfield Issues Protocol, as applicable; and

4

(ii)    it shall not, directly or indirectly, object to, delay, impede, or take any other action to interfere with the Mansfield Issues Protocol, and with respect to any provisions of under which MetLife or the Owner Trustee, as applicable, has specific express rights or obligations, this Agreement and the Term Sheet.

(d)    For so long as this Agreement has not been terminated (and subject to WSFS not having received a valid direction from the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding (with each of such capitalized terms in this sentence beginning with Holders being as defined in the PTTA) pursuant to sections 5.4 and 1.3(c) of the PTTA, inconsistent with clauses (i) and (ii) below), WSFS agrees that:

(i)    it shall comply with all of the terms and conditions set forth in the Mansfield Issues Protocol; and

(ii)    it shall not, directly or indirectly, object to, delay, impede, or take any other action to interfere with the Mansfield Issues Protocol.

(e)    Nothing in this PSA or the Definitive Documentation (including any court orders approving the PSA or Definitive Documentation) is intended to, or shall, limit or otherwise affect the rights of any Party or WSFS to file and prosecute an objection to any chapter 11 plan, asset sale, and/or proposed compromise or settlement pursuant to Bankruptcy Rule 9019 that is not supported by such Party or WSFS. All rights of the objecting Party or WSFS under Bankruptcy Rule 9014 or other applicable Bankruptcy Rules in connection with any such objection, including the right to seek discovery from another Party, are hereby preserved.

Section 6.    Transfer of Claims and Interests.

(a)    Until the termination of this Agreement, no Supporting Party shall sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of any ownership (including any beneficial ownership)2 in any Creditor Claims, in whole or in part (each, a “Transfer” provided, however that any pledge in favor of a bank or broker dealer at which a Supporting Party maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally shall not be deemed a “Transfer” for any purposes hereunder) to any party, unless it satisfies all of the following requirements (a transferee that satisfies such requirements, a “Permitted Transferee,” and such Transfer, a “Permitted Transfer”):

(i)    the intended transferee is another Supporting Party; or

(ii)    the execution of a transfer agreement in the form reasonably acceptable to the Company and the Supporting Parties (a “Transfer Agreement”) prior to or concurrently with the closing of such Transfer and provides the fully executed Transfer Agreement to Counsel to each Supporting Party substantially concurrent with the closing of such Transfer.

[2]	As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Creditor Claims or the right to acquire such claims or interests.

5

(b)    Upon satisfaction of the requirements in Section 6(a), (i) the Permitted Transferee shall be deemed to be a Supporting Party hereunder, and, for the avoidance of doubt, a Permitted Transferee is bound as a Supporting Party under this Agreement with respect to any and all claims against, or interests in, any of the Debtors, whether held at the time such Permitted Transferee becomes a Party or later acquired by such Permitted Transferee, and (ii) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.

(c)    Notwithstanding Section 6(a), a Qualified Marketmaker3 that acquires any Creditor Claims with the purpose and intent of acting as a Qualified Marketmaker for such Creditor Claims, shall not be required to execute and deliver to any of the counsel to the Supporting Parties a Transfer Agreement or Joinder Agreement in respect of such Creditor Claims if (i) such Qualified Marketmaker subsequently transfers such Creditor Claims (by purchase, sale, assignment, participation, or otherwise) within ten (10) business days of its acquisition to a transferee or (ii) the transferee otherwise is a Permitted Transferee (including, for the avoidance of doubt, the requirement that such transferee execute a Transfer Agreement). To the extent that a Supporting Party is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title or interest in Creditor Claims that such Supporting Party acquires in its capacity as a Qualified Marketmaker from a holder of Creditor Claims who is not a Supporting Party without regard to the requirements set forth in Section 6(a) hereof.

(d)    This Agreement shall in no way be construed to preclude the Supporting Parties from acquiring additional Creditor Claims; provided, however, that (i) any Supporting Party that acquires additional Creditor Claims, as applicable, after the Agreement Effective Date shall notify counsel to the Parties of such acquisition, including the amount of such acquisition, which notice may be deemed to be provided by the filing of a statement with the Bankruptcy Court as required by Rule 2019 of the Federal Rules of Bankruptcy Procedure, including revised holdings information for such Supporting Party and (ii) such additional Creditor Claims shall automatically and immediately upon acquisition by a Supporting Party, as applicable, be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to the respective counsels to the Parties).

(e)    In addition, other than pursuant to a Permitted Transfer, any holder of Creditor Claims shall become a Party, and become obligated as a Supporting Party solely to the extent (i) such holder and the Company execute a joinder agreement in the form attached hereto as Exhibit A (a “Joinder Agreement”), and shall be deemed a Supporting Party and (ii) such joinder is delivered by the Company to counsel to the Supporting Parties within three (3) business days following the execution thereof.

[3]	As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims of the Debtors (or enter with customers into long and short positions in claims against the Debtors), in its capacity as a dealer or market maker in claims against the Debtors and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

6

(f)    Any Transfer made in violation of this Section 6 shall be void ab initio. Any Supporting Party that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement. The failure by a Supporting Party to comply with the Transfer procedure described in this Section 6 (resulting in such Transfer becoming null and void ab initio) shall not constitute a material breach for purposes of Section 10.02(a) of this Agreement.

(g)    Notwithstanding anything to the contrary herein, if a Supporting Party effects the Permitted Transfer of all of its Creditor Claims in accordance with this Agreement, such Supporting Party shall cease to be a Party to this Agreement in all respects and shall have no further obligation hereunder.

Section 7.    Representations and Warranties.

7.01.    Mutual Representations and Warranties. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Supporting Party becomes a party hereto), provided, however, that with respect to the Company solely to the extent that the Company is authorized to enter into this Agreement pursuant to an order of the Bankruptcy Court:

(a)    Power and Authority. Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(b)    No Conflict. The execution, delivery and performance by such Party of this Agreement does not and will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c)    No Consent or Approval. The execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the U.S. Securities and Exchange Commission; and

(d)    Enforceability. This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

7

7.02.    Additional Representations of Supporting Parties. Each Supporting Party individually represents, warrants, and covenants to each other Party that the following statements are true, correct, and complete as of the date of this Agreement (or, with respect to a transferee, the date of such Transfer) (each of which is a continuing representation, warranty, and covenant):

(a)    it (i) is either (x) the sole beneficial owner of the principal amount of Creditor Claims set forth below its signature hereto, or (y) has sole investment or voting discretion with respect to the principal amount of Creditor Claims set forth below its signature hereto and has the power and authority to bind the beneficial owner(s) of such Creditor Claims to the terms of this Agreement, (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Creditor Claims and to dispose of, exchange, assign, and transfer such Creditor Claims and (iii) holds no other Creditor Claims;

(b)    other than pursuant to this Agreement, its Creditor Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind (each, a “Security Interest”) that would materially and adversely affect in any way such Supporting Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed, it being understood that any Security Interest in favor of a broker-dealer in connection with any prime brokerage account does not materially and adversely affect a Creditor Party’s ability to perform its obligations contained in this Agreement at the time such obligations are required to be performed;

(c)    it (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is either (A) an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended) (the “Securities Act”), (B) a qualified institutional buyer as defined by Rule 144A under the Securities Act, or (C) a non-U.S. person under Regulation S under the Securities Act.

(d)    it has made no prior assignment, sale, participation, grant, conveyance, pledge, or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey, pledge, or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any of the Creditor Claims that are inconsistent or conflict with representations and warranties of such Supporting Party herein or that would render it otherwise unable to comply with this Agreement and perform its obligations hereunder, either generally or with respect to any specific Creditor Claims; provided, however that any pledge in favor of a bank or broker dealer at which the Supporting Party maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally shall not be deemed a “Transfer” for any purposes hereunder.

Section 8.    Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities laws and provisions of the Bankruptcy Code.

8

Section 9.    Amendments and Waivers. The terms and conditions of this Agreement, including any exhibits, annexes or schedules to this Agreement, may not be waived, modified, amended, or supplemented without the prior written consent of (i) the Debtors, (ii) the Required Participating Noteholders, (iii) the Required Participating Certificateholders, (iv) solely with respect to the Mansfield Issues Protocol and any provisions of this Agreement under which MetLife or the Owner Trustee, as applicable, has specific express rights or obligations, MetLife or the Owner Trustee, as applicable, and (v) solely with respect to the Mansfield Issues Protocol, WSFS.

Section 10.    Termination.

10.01.    Mutual Consent. This agreement may be terminated by the mutual consent of (i) the Company, (ii) the Requisite Noteholders, and (iii) the Required Participating Certificateholders.

10.02.    Termination Events. This Agreement may be terminated by (i) the Company, (ii) the Requisite Noteholders, or (iii) the Required Participating Certificateholders upon two (2) business days prior written notice delivered to the other Parties upon the occurrence of any of the following events (each a “Termination Event”); provided, however, that this Agreement may be terminated solely by the (A) Required Participating Noteholders upon the occurrence of the Termination Event set forth in clause (h) below, (B) Required Participating Certificateholders upon the occurrence of the Termination Event set forth in clause (i) below, and (C) the Company upon the occurrence of the Termination Event set forth in clause (j) below:

(a)    following the delivery of written notice thereof by a non-breaching Party, the occurrence of a material breach by any of the Parties of any of its obligations, representations, warranties, covenants or commitments set forth in this Agreement (including, without limitation, the Term Sheet and Mansfield Issues Protocol) that is either unable to be cured or is not cured within five (5) business days following the delivery of such notice;

(b)    the appointment in the Chapter 11 Cases of a trustee or an examiner with expanded powers pursuant to Bankruptcy Code section 1104 by order of the Bankruptcy Court;

(c)    the conversion of the Chapter 11 Cases under chapter 7 of the Bankruptcy Code or the dismissal of the Chapter 11 Cases by order of the Bankruptcy Court;

(d)    the determination by the Company’s board of directors that proceeding with the obligations contemplated by the Agreement would be inconsistent with the exercise of its fiduciary duties;

(e)    the issuance by any governmental or regulatory authority or any court of competent jurisdiction (state or federal), including but not limited to the Bankruptcy Court, of any ruling, order or any other document or official record materially restricting, preventing, or prohibiting the performance of the Agreement in accordance with its terms; provided, however, that the Company shall have thirty (30) calendar days following the issuance of such a ruling or order to undo its effect;

9

(f)    an order by the Bankruptcy Court in a form reasonably acceptable to the Parties approving the Company’s entry into this Agreement and the Mansfield Issues Protocol and performance of its obligations thereunder, including without limitation the payment of professional fees and expenses, is not entered within thirty (30) calendar days of the Petition Date or if such order is subsequently vacated, amended or modified in a manner not reasonably acceptable to the Requisite Noteholders and the Required Participating Certificateholders.

(g)     the entry by the Company into any settlement or compromise of, or transaction regarding, any matters subject to the Mansfield Issues Protocol without the consent of the Supporting Parties;

(h)    the approval, recommendation, or any public statement in support regarding or entry by the Company into any direct negotiations, any agreement, agreement in principle, understanding, term sheet, letter of intent, purchase agreement, option or similar contract, instrument or arrangement with respect to a Nuclear Transaction that is not reasonably acceptable to the Ad Hoc Noteholder Group;

(i)    with respect to the Mansfield Certificateholders Group, in the event that the Mansfield Certificateholders Group is not permitted to participate in material negotiations relating to any plan of reorganization or settlement implementing any transaction concerning the Nuclear Assets;

(j)    the filing of, or causing another party to file, any objection or opposition by the Ad Hoc Noteholder Group or the Mansfield Certificateholders Group to any request by the Debtors to implement or perform under any of the Existing Plans; and

(k)    on December 31, 2018 (the “Outside Date”), provided, however, that the Outside Date may be extended to such date as agreed to by the Debtors, the Ad Hoc Noteholders Group and the Mansfield Certificateholders Group in writing.

The date on which this Agreement is terminated in accordance with the provisions of this Section 10 shall be referred to as the “Termination Date”. On the Termination Date, the provisions of this Agreement shall terminate, except as otherwise provided in this Agreement, unless the Debtors, the Requisite Noteholders, and the Required Participating Certificateholders waive, in writing, the occurrence of the Termination Event giving rise to the occurrence of such Termination Date.

No Party may terminate this Agreement if such Party failed to perform or comply in any material respect with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of one or more Termination Events specified herein. Nothing in this Section 10 shall relieve any Party of liability for any breach or non-performance of this Agreement occurring prior to the Termination Date.

Notwithstanding anything herein to the contrary, the occurrence of a Termination Event other than pursuant to Section 10.02(a) (solely to the extent such Termination Event arises from a material breach of the Mansfield Issues Protocol), (b), (c), (e) (solely to the extent the applicable ruling, order, or other document or official record materially restricts, prevents, or prohibits the performance of the Mansfield Issues Protocol in accordance with its terms), (f), (g) or (i) (such listed Termination Events, collectively, the “Mansfield Termination Events”) shall not result in a termination of the Parties’ agreements and obligations under the Mansfield Issues Protocol.

10

10.03.    Termination Rights of MetLife and Owner Trustee. MetLife or the Owner Trustee may terminate this Agreement, in each case solely as to MetLife or the Owner Trustee, as applicable, upon the occurrence of a Mansfield Termination Event.

Section 11.    Miscellaneous.

11.01.    Debtor Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Debtors or any of their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with, or cause such party to breach, such party’s fiduciary obligations under applicable law; provided, however, that to the extent the Debtors take any action or refrain from taking any action that is otherwise in material breach of this Agreement absent such fiduciary obligations, such action or inaction shall result in a Termination Event under Section 10.02(d) hereof.

11.02.    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the Restructuring Process contemplated herein and supersedes all prior agreements, oral, or written, among the Parties with respect thereto.

11.03.    Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

11.04.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court (or court of proper appellate jurisdiction) (the “Chosen Court”), and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party hereto or constitutional authority to finally adjudicate the matter.

11.05.    Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11

11.06.    Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

11.07.    Joinder of BM1/U.S. Bank. Each of BM1 and/or U.S. Bank Trust National Association (solely in its capacity as Owner Trustee for Mansfield 2007 Trust F) (the “Trust F Owner Trustee”) shall become a Party solely to the same extent as MetLife and the Owner Trustee, and become obligated as such a Party solely to the extent that (i) BM1 or the Trust F Owner Trustee, as applicable, and the Company execute a joinder agreement in the form attached hereto as Exhibit D (an “OP/OT Joinder Agreement”), and (ii) such OP/OT Joinder Agreement is delivered by the Company to counsel to the Parties within three (3) business days following the execution thereof.

11.08.    Rules of Construction. When a reference is made in this Agreement to a section or exhibit, such reference shall be to a section or exhibit, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, and any requirement that any notice, consent or other information shall be provided “in writing” shall include email. Any reference to “business day” means any day, other than a Saturday, a Sunday or any other day on which banks located in New York, New York are closed for business as a result of federal, state or local holiday and any other reference to day means a calendar day.

11.09.    Interpretation; Representation by Counsel. This Agreement is the product of negotiations among the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel and, therefore, waive the application of any law, regulation, holding or rule of construction (a) providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document or (b) any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel.

11.10.    Successors and Assigns; No Third Party Beneficiaries. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

12

11.11.    Notices. All notices hereunder shall be deemed given if in writing and delivered by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a)    if to the Debtors, to the electronic mail addresses set forth below such Party’s signature, as the case may be, with copies to:

FirstEnergy Solutions Corp.

341 White Pond Drive

Akron, OH 44320

Fax:

Attention: Rick Giannantonio, General Counsel

Email: giannanr@firstenergycorp.com

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Ira Dizengoff; Brad Kahn

Email address: idizengoff@akingump.com;

bkahn@akingump.com

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue, N.W.

Washington, DC 20036

Attention: Scott Alberino

Email address: salberino@akingump.com

(b)    if to the Ad Hoc Noteholder Group, to the electronic mail addresses set forth below such Party’s signature (or as directed by any Permitted Transferee thereof), as the case may be, with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Joshua K. Brody

Email address: jbrody@kramerlevin.com

(c)    if to the Mansfield Certificateholder Group, to the electronic mail addresses set forth below such Party’s signature (or as directed by any Permitted Transferee thereof), as the case may be, with copies to:

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Andrew Parlen

Email address: aparlen@omm.com

13

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: George Davis

Email address: george.davis@lw.com

(d)    if to MetLife, to the electronic mail addresses set forth below such Party’s signature with copies to:

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attention: Jennifer C. Hagle

Email address: jhagle@sidley.com

(e)    if to the Owner Trustee, to the electronic mail addresses set forth below such Party’s signature with copies to MetLife and its above-listed counsel and:

U.S Bank Trust National Association

300 Delaware Avenue, 9th Floor

Wilmington, DE 19801

Attention: Corporate Trust Services

U.S. Bank Trust National Association

190 S. LaSalle St., 10th Floor

MK-IL-SL10

Chicago, IL 60603

Attention: Brad Zwetzig

Email address: brad.zwetzig@usbank.com

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: John Ashmead and Gregg Bateman

Email address: ashmead@sewkis.com and bateman@sewkis.com

(f)    if to WSFS, to the electronic mail addresses set forth below such Party’s signature (or as directed by any Permitted Transferee thereof), as the case may be, with copies to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta, GA 30309

Attention: Todd Meyers

Email address: TMeyers@kilpatricktownsend.com

14

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail (electronic or otherwise), or courier shall be effective when received.

11.12.    Independent Analysis. Each Party hereby confirms that its decision to execute this Agreement has been based upon its independent assessment of documents and information available to it, as it has deemed appropriate.

11.13.    Waiver. If this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

11.14.    Relationship Among Parties. Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint, (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; (iv) the Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Debtors and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) none of the Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other; and (vi) no action taken by any Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Parties are in any way acting in concert or as such a “group.”

11.15.    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

11.16.    Several, Not Joint and Several, Obligations. Except as otherwise expressly set forth herein, the agreements, representations, warranties, liabilities and obligations of the Parties under this Agreement are, in all respects, several and not joint and several.

15

11.17.    Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.18.    Public Disclosure. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, that includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the Creditor Claims held by each Supporting Creditor (provided that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).

11.19.    Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

11.20.    Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

[Remainder of page intentionally left blank.]

16

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

DEBTORS

FIRSTENERGY SOLUTIONS CORP.

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

FIRSTENERGY NUCLEAR OPERATING COMPANY

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

FIRSTENERGY GENERATION, LLC

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

FIRSTENERGY MANSFIELD UNIT 1 CORP.

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

NORTON ENERGY STORAGE, LLC

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

FIRSTENERGY NUCLEAR GENERATION, LLC

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

FIRSTENERGY AIRCRAFT LEASING CORP.

By:	/s/ Kevin T. Warvell
Name:	Kevin T. Warvell
Title:	Chief Financial Officer

Signature pages of other parties on file with the Debtors.

Exhibit A

Form of Joinder

FORM OF JOINDER AGREEMENT

This Joinder Agreement to the Process Support Agreement, dated as of March [    ], 2018, by and among the Debtors and certain holders of Creditor Claims that are signatory thereto (as amended, supplemented or otherwise modified, the “Support Agreement), is executed and delivered by                      (the “Joining Party”) as of             , 201[8]. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Support Agreement.

1.    Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time), including the commitments of the Parties set forth in Section 5. The Joining Party shall hereafter be deemed to be a “Supporting Party” and a “Party” for all purposes under the Support Agreement.

2.    Representations and Warranties. The Joining Party hereby makes the representations and warranties to the other Parties as set forth in Sections 7.01 and 7.02 of the Support Agreement as of the effective date of this Joinder Agreement.

3.    Effectiveness. This Joinder Agreement shall become effective upon (i) delivery by the Joining Party of this Joinder Agreement, executed by the Joining Party, to counsel to the Company and (ii) the Company countersigning this Joinder Agreement, solely to reflect its acknowledgement of the Joining Party becoming a Party to the Support Agreement, and this Joinder Agreement shall terminate in accordance with Section 10 of the Support Agreement.

4.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of law principles thereof.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Execution Version

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[NAME OF INSTITUTION]

By:
Name:
Title:

Principal amount of Pollution Control Notes: $
Principal amount of Unsecured Notes: $
Principal amount of Pass-Through Certificates: $
Other claims (specify type and amount): $

Notice Address:

Attn:

Fax:

Email:

Execution Version

ACKNOWLEDGED AND AGREED:

FIRSTENERGY SOLUTIONS CORP., on behalf of itself and its affiliated Debtors

By:
Name:
Title:

Execution Version

Exhibit B

Term Sheet

Execution Version

FirstEnergy Solutions Corp., et al.

Process Support Agreement Term Sheet

March 30, 2018

The following is a summary of terms of an agreement with respect to certain aspects of a restructuring of FirstEnergy Solutions Corp. (“FES”) and certain of its subsidiaries and affiliates, which agreement would be incorporated into a process support agreement (the “PSA”) among (i) FES, FirstEnergy Nuclear Operating Company (“FENOC”), and each of their respective direct and indirect subsidiaries (collectively, the “Company”), (ii) the ad hoc group of certain holders of (x) pollution control revenue bonds supported by notes (the “PCNs”) issued by FirstEnergy Generation, LLC (“FG”) and FirstEnergy Nuclear Generation, LLC (“NG”) and (y) certain unsecured notes (the “FES Notes”) issued by FES (collectively, the “Ad Hoc Noteholder Group”), and (iii) the ad hoc group of certain holders of pass-through certificates issued in connection with the sale-leaseback transaction for Unit 1 of the Bruce-Mansfield plant (the “Mansfield Certificateholders Group”, and, together with the Ad Hoc Noteholder Group, the “Supporting Parties”); (iv) solely for purposes of the Mansfield Issues Protocol (as defined herein) and Section 1, 2, 3 (solely with respect to the Mansfield Issues Protocol and this Term Sheet), 4, 5, 7.01, 8, 9, 10.02, 10.03, and 11 of the PSA, (x) MetLife Capital, Limited Partnership (in its capacity as Owner Participant of Mansfield 2007 Trusts A-E) (“MetLife”) and (y) U.S. Bank Trust National Association (in its capacity as Owner Trustee for Mansfield 2007 Trusts A-E and solely in the event that BM1, LLC (in its capacity as Owner Participant for Mansfield 2007 Trust F, “BM1,” and together with MetLife, the “Owner Participants”) directs U.S. Bank Trust National Association to execute a joinder to the PSA, then also in its capacity as Owner Trustee of the Mansfield 2007 Trust F (together with its successors and assigns, the “Owner Trustee”); and (v) solely for purposes of the Mansfield Issues Protocol (as defined herein), Wilmington Savings Fund Society, FSB, solely in its capacity as the indenture trustee for the lessor notes issued under six indentures with Mansfield 2007 Trusts A-F and its capacity as pass through trustee under the pass through trust agreement with FG and FES for the pass through certificates issued in connection with the sale-leaseback transaction for Unit 1 of the Bruce Mansfield Plant (“WSFS”). This term sheet collectively refers to the Company, the Supporting Parties, WSFS, MetLife and the Owner Trustee as the “Parties” and each individually as a “Party.”

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION OF THE COMPANY OR ANY OTHER PARTY, NOR DOES IT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF ANY CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

THIS TERM SHEET IS A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS. ACCORDINGLY, THIS TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN SHALL REMAIN STRICTLY CONFIDENTIAL.

Execution Version

Commencement of Chapter 11 Cases

•  The Company shall commence voluntary chapter 11 cases (the “Chapter 11 Cases”) by no later than April 1, 2018 (the “Petition Date”) in the United States Bankruptcy Court for the Northern District of Ohio (the “Bankruptcy Court”).

•  The Company shall provide the Supporting Parties with draft copies of all first and second day motions, applications and proposed orders that the Company intends to file with the Bankruptcy Court and shall consult in good faith with the Supporting Parties regarding the form and substance of each proposed pleading and such pleadings, applications and proposed orders shall be reasonably acceptable to the Supporting Parties. The Company shall, to the extent practicable, provide these draft copies sufficiently in advance of filing to give the Supporting Parties a meaningful opportunity to comment. The Supporting Parties shall support and not object to entry of such orders, provided (a) the Supporting Parties have sufficient time in advance of filing to meaningfully review and comment and (b) that such proposed orders, orders for relief, and the relief granted must be reasonably acceptable to the Supporting Parties.

•  Prior to the Petition Date, the Company and the Supporting Parties shall use commercially reasonable efforts to enter into a definitive PSA which shall reflect the terms contained herein and such other terms and conditions customary for a transaction of this type and acceptable to the Parties. The PSA shall become effective as to all Parties upon execution by (i) the Company, (ii) beneficial holders of at least 50% of the outstanding amount of PCNs and FES Notes, in the aggregate, (iii) a majority of the Bruce Mansfield Facility pass-through certificate holders, (iv) MetLife, (v) the Owner Trustee, and (vi) WSFS.

•  The Company and the Supporting Parties shall use commercially reasonable efforts to obtain entry of an order within thirty (30) calendar days of the Petition Date authorizing the Company to enter into the PSA.

Commencement of Sale and Investor Solicitation Process

•  Nuclear Assets. Prior to the date that is 180 calendar days following the Petition Date, the Company shall not, and shall cause each of its subsidiaries and its and their directors, officers, and other business consultants, representatives, advisors, and agents not to, directly or indirectly:

•  initiate, solicit or encourage any inquiries with respect to, or the making of, any proposal or offer that constitutes or could reasonably be expected to lead to, a sale, reorganization or recapitalization of any or all of the nuclear generation assets (the “Nuclear Assets”) owned by NG (a “Nuclear Transaction”);

•  enter into, engage in, continue or otherwise participate in any discussions or negotiations in connection with (or any offer or proposal for) any Nuclear Transaction, or provide any confidential information or data to any person or entity (other than the Supporting Parties and any statutory creditors’ committee), concerning the Company for the purpose of initiating, soliciting or encouraging any Nuclear Transaction or otherwise knowingly facilitate or encourage any effort or attempt to make, finance or implement any Nuclear Transaction; or

•  approve or recommend, or make any public statement regarding or enter into, any agreement, agreement in principle, understanding, term sheet, letter of intent, purchase agreement, option or similar contract, instrument or arrangement with respect to a Nuclear Transaction.

•  During the 180 calendar days following the Petition Date, the Company and the Ad Hoc Noteholder Group shall, in good faith, evaluate and negotiate a standalone reorganization plan with respect to the Nuclear Assets (the “Nuclear Assets Negotiation Period”), and the Company shall keep the Mansfield Certificateholders Group, MetLife and the Owner Trustee reasonably apprised of updates regarding such negotiations (including the material terms of the potential transactions for the Nuclear Assets being discussed in connection therewith). Notwithstanding the foregoing, nothing herein shall prevent the Company from evaluating any initially unsolicited proposals, bids or inquiries regarding the Nuclear Assets (a “Nuclear Asset Proposal”).

Execution Version

•  During the Nuclear Assets Negotiation Period, the Company shall promptly within one (1) business day notify the Supporting Parties each time a Nuclear Asset Proposal is received, and shall keep the Supporting Parties apprised of the Company’s evaluation of such Nuclear Asset Proposal.

•  Following the Nuclear Assets Negotiation Period, the Company shall consult with and provide each Supporting Party with all relevant information and documentation in connection with any proposals or bids submitted for the Nuclear Assets, including any bids received from one or more Supporting Parties and any other person or entity; provided, however, such information shall only be given pursuant to applicable non-disclosure agreements and upon the written confirmation by the Supporting Party that it will not participate in the Nuclear Transaction as a bidder or equity or debt investor of a bidder. Notwithstanding the foregoing, nothing herein shall limit the right of holders of secured pollution control notes issued by NG to receive information (or the Company’s ability to refuse a request for such information) subject to the Debtors’ agreement to furnish such information) regarding a Nuclear Asset Proposal in connection with potential credit bidding.

•  Other Assets. The Company shall, in consultation with the Supporting Parties, commence a sale and investor solicitation process (the “Sale Process”) for the fossil assets owned by FG (the “Fossil Assets”), provided that any sale of the Bruce Mansfield Facility shall be subject to the Mansfield Issues Protocol (as defined herein), and shall continue the Sale Process previously commenced for the retail book assets (the “Retail Book Assets”), it being understood that the Sale Process may contemplate selling, or pursuing a plan of reorganization for various assets together or separately.

•  The Company shall periodically update the Supporting Parties, MetLife and the Owner Trustee, and consult with the Supporting Parties (subject to applicable privilege, regulatory and confidentiality restrictions) on the Sale Process, including, without limitation, by (a) providing the Supporting Parties with advance copies of any confidential information memoranda and similar marketing materials; (b) consulting with the Supporting Parties concerning the bidding procedures and Sale Process milestones; (c) providing the Supporting Parties with all relevant information and documentation in connection with any bids submitted for the Fossil Assets, and/or Retail Book Assets, so long as the requesting Supporting Party submits in writing that it will not participate in the applicable bidding process; and (d) holding recurring meetings or conference calls between the Company and the Supporting Parties concerning developments in the Sale Process, so long as the participating Supporting Party submits in writing that it will not participate in the applicable bidding process and has not withdrawn such submission. Notwithstanding the foregoing, nothing herein shall limit the right of holders of secured pollution control notes issued by FG to receive information (or the Company’s ability to refuse a request for such information) regarding the Sale Process in connection with potential credit bidding.

•  The Company shall provide the Supporting Parties draft copies of all motions, applications and proposed orders related to the Sale Process that the Company intends to file with the Bankruptcy Court regarding the Sale Process and shall consult in good faith regarding the form and substance of each proposed pleading, so long as the participating Supporting Party has not participated in the applicable bidding process.

•  The Company and the Supporting Parties shall consult and coordinate with each other regarding their applicable lobbying and other efforts to obtain state and/or federal legislative and regulatory relief for the Company’s generating assets.

Execution Version

Employee Retention and Severance Programs

•  Existing Plans. The Company shall seek approval of, among other things, (i) the 2018 Short Term Incentive Plan and 2018 Annual Incentive Plan, FE’s short term incentive plans in which represented employees participate, and the 2016-2018 FE Corp. long term incentive plan, (ii) the Key Employee Retention Plan and other existing retention arrangements, (iii) a FENOC retention plan to retain employees through the decommissioning of NG’s nuclear plants, and (iv) the Company’s existing severance policies in each case in connection with the first and second day motions (items (i) through (iv), collectively, the “Existing Plans”). The Company shall consult with the Supporting Parties in good faith on the form and substance of such Existing Plans and they shall be reasonably acceptable to the Supporting Parties.

•  Supplemental Plans. The Company may implement a supplemental employee retention and severance program to facilitate and support the Sales Process (the “Supplemental Plans”). The Company shall consult with the Supporting Parties in good faith on the form and substance of such program and such program shall be reasonably acceptable to the Supporting Parties.

•  The Supporting Parties agree that they will engage in good faith discussions with the Company to support the approval and implementation of the Existing Plans and Supplemental Plans, including, without limitation, supporting any motions to approve such plans.

Mansfield Issues Protocol

•  The Company, the Supporting Parties and WSFS shall agree on a protocol to conduct the Sale Process for the assets constituting the Bruce Mansfield Facility, including Units 1, 2, and 3 (collectively, the “Mansfield Plant”) and to investigate, evaluate and negotiate a proposed resolution of claim allowance and insurance related issues (“Mansfield Issues Protocol”). The Mansfield Issues Protocol shall be in form and substance reasonably acceptable to the Company, the Supporting Parties, WSFS, MetLife and the Owner Trustee and is attached to the PSA as Exhibit C.

Conduct of Business

•  The Company (i) shall operate its business in the ordinary course (considering the fact and impact of the Chapter 11 Cases), including but not limited to using their commercially reasonable efforts to preserve their assets and their business relationships, continuing to operate their billing and collection procedures, and maintaining their business records in accordance with their past practices, and (ii) shall give reasonable notice to, and consult with, the Supporting Parties prior to entering into any transactions that are outside the ordinary course of business; provided, however, any Nuclear Transaction shall be subject to the provisions set forth in the PSA.

•  The Company shall consult with the Supporting Parties on the development of capacity auction strategies and on other such operational matters and shall work in good faith to effectuate a mutually acceptable capacity auction strategy.

Payment of Professional Fees

Subject to the entry of an order by the Bankruptcy Court authorizing the Company’s entry into and performance under the PSA:

•  The Company shall pay reasonable and documented hourly and monthly professional fees and expenses of the following advisors to the Ad Hoc Noteholder Group: Kramer Levin Naftalis & Frankel LLP, GLC Advisors & Co., LLC, Baker & Hostetler LLP, a nuclear regulatory counsel, and a technical advisor, as adequate protection during the Chapter 11 Cases and in consideration of the obligations undertaken by the Ad Hoc Noteholder Group under the PSA.

Execution Version

•  The Ad Hoc Noteholder Group shall not, and shall take commercially reasonable efforts to cause the applicable collateral indenture trustees to not, seek any form of adequate protection other than (i) payment of such trustees’ legal fees (including as provided in the PSA), (ii) replacement liens on property constituting the collateral of FE or the members of the Ad Hoc Noteholder Group, as applicable, in each case solely to the extent of any postpetition diminution in value, and (iii) superpriority claims to the extent of any diminution in value. For the avoidance of doubt, such adequate protection shall not include any liens in or superpriority claims on avoidance actions, the proceeds thereof, or any other unencumbered property of the Company.

•  The Company shall pay certain fees and expenses of the Mansfield Certificateholders Group, WSFS, MetLife and the Owner Trustee in accordance with the terms and conditions of the Mansfield Issues Protocol.

Execution Version

Exhibit C

Mansfield Issues Protocol

Execution Version

JOINT STIPULATION CONCERNING REJECTION OF REJECTED OPERATIVE DOCUMENTS, SCHEDULE AND PROTOCOL FOR DETERMINATION OF CLAIMS OF MANSFIELD PARTIES, AND OTHER MATTERS RELATED TO BRUCE MANSFIELD UNIT 1

WHEREAS the parties to this “Stipulation and Protocol” are as follows: FirstEnergy Solutions Corp. (“FES”) and its subsidiaries and affiliates, including FirstEnergy Generation, LLC (“FG”), FirstEnergy Generation Mansfield Unit 1 Corp. (“FGMUC”), and FirstEnergy Nuclear Operating Company (“FENOC” and, collectively with FES, its subsidiaries and affiliates, FGMUC, and FG, the “Debtors”); U.S. Bank National Association (in its capacity as Owner Trustee for Mansfield 2007 Trusts A-E and, solely in the event that BM1, LLC (in its capacity as Owner Participant for Mansfield 2007 Trust F, “BM1,” and together with MetLife, the “Owner Participants”) determines to execute a joinder to this Stipulation and Protocol, then also in its capacity as Owner Trustee for Mansfield 2007 Trust F (together with its successors and assigns, the “Owner Trustee”); MetLife Capital, Limited Partnership (in its capacity as Owner Participant of Mansfield 2007 Trusts A-E) (“MetLife”); BM1 (to the extent BM1 determines to execute a joinder to this Stipulation and Protocol); the ad hoc group of certain holders of pass-through certificates issued in connection with the sale-leaseback transaction (the “Mansfield Sale-Leaseback Transaction”) for Unit 1 of the Bruce Mansfield Plant (the “Mansfield Certificateholders Group”); Wilmington Savings Fund Society, FSB (solely in its capacity as the indenture trustee for the lessor notes issued under six indentures with Mansfield 2007 Trusts A-F and its capacity as pass through trustee under the pass through trust agreement with FG and FES (the “PTTA”) for the pass-through certificates, which were issued in connection with the Mansfield Sale-Leaseback Transaction, the “Indenture Trustee,” and, collectively with MetLife, BM1 (to the extent BM1 determines to execute a joinder to this Stipulation and Protocol), the Owner Trustee and the Mansfield Certificateholders Group, the

Execution Version

“Mansfield Parties”; provided, that for purposes of paragraph 32, only the Mansfield Certificateholders Group and Indenture Trustee shall constitute “Mansfield Parties”); the official committee of unsecured creditors (the “Committee” (to the extent the Committee determines to execute a joinder to this Stipulation and Protocol)); and the ad hoc group of certain holders of (x) pollution control revenue bonds supported by notes issued by FG and FirstEnergy Nuclear Generation, LLC and (y) certain unsecured notes issued by FES (collectively, the “Ad Hoc Noteholder Group”) (the Debtors, the Mansfield Parties, the Committee (if it agrees to participate), and the Ad Hoc Noteholder Group, collectively, the “Parties”, and each, individually, a “Party”).

WHEREAS certain of the Parties have executed that certain Process Support Agreement dated as of March 30, 2018 (the “Process Support Agreement”)4 by which those Parties, among others, have agreed to certain processes and protocols to pursue an orderly and value-maximizing restructuring of the Debtors.

WHEREAS FG is party to (a) certain Facility Leases (the “Mansfield Facility Agreements”) with Mansfield 2007 Trusts A-F relating to an undivided interest (the “Undivided Interest”) in 93.825% of Unit 1 (“Unit 1”) of the Bruce Mansfield Plant;5 (b) certain Participation Agreements, dated as of June 26, 2007 with FES, Mansfield 2007 Trusts A-F, the Owner Participants, and certain other parties (each, a “Participation Agreement” and collectively, the “Participation Agreements”) relating to the Undivided Interest; and (c) the other Operative Documents (as defined in the Participation Agreements);

[4]	Capitalized terms used and not defined herein shall have the definitions assigned to them in the Process Support Agreement.
[5]	FG subsequently assigned its leasehold interest in Unit 1 to FGMUC.

Execution Version

WHEREAS in connection with the Mansfield Facility Agreements, FES guaranteed certain obligations of FG under the Mansfield Facility Agreements and other Operative Documents;

WHEREAS the Parties anticipate that, upon commencing the Chapter 11 Cases, the Debtors will file a motion seeking to reject (the “Rejection Motion”) the Mansfield Facility Agreements, the Participation Agreements and certain other Operative Documents listed in Exhibit 1 hereto (collectively the “Rejected Operative Documents”);

WHEREAS the Debtors acknowledge that the commencement of the Chapter 11 Cases constituted a “Lease Event of Default” under the Operative Documents;

WHEREAS the Mansfield Parties are party to or otherwise purport to have an interest in the Rejected Operative Documents;

WHEREAS the Debtors and certain other Parties may assert that the Mansfield Facility Agreements constitute true leases of real property and, therefore, that claims arising under the Mansfield Facility Agreements and certain other Operative Documents are subject to the damages cap of 11 U.S.C. § 502(b)(6) (the “502(b)(6) Cap”);

WHEREAS the Mansfield Certificateholders Group and/or the Indenture Trustee may assert that the Mansfield Facility Agreements are not true leases and/or that some or all of the property subject to the Mansfield Facility Agreements is not real property, and, therefore, that the 502(b)(6) Cap does not apply to any claims arising under the Mansfield Facility Agreements;

WHEREAS the Parties anticipate that these and other disputes may arise among the Parties concerning the allowance, amount, and characterization of the Mansfield Parties’ claims, including but not limited to (i) the amount of any claims allowed under those certain Tax

Execution Version

Indemnity Agreements, dated as of July 1, 2007, between FG and the Owner Participants (the “Tax Indemnity Agreements”), and (ii) the Debtors against which the Mansfield Parties’ claims should be allowed;

WHEREAS this Stipulation and Protocol shall govern the process and schedule by which such disputes shall be litigated and endeavored to be resolved;

WHEREAS the Parties further wish to cooperate in an effort to (i) maximize the value of the Bruce Mansfield Plant (including the Undivided Interest), including in connection with any potential sale process for such plant; (ii) maximize the value of any insurance claim related to the January 10, 2018 event at the Bruce Mansfield Plant (the “Bruce Mansfield Event”); and (iii) create a process to endeavor to resolve any disputes with respect to the foregoing;

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the Parties, subject to the termination of this Stipulation and Protocol in accordance with the Process Support Agreement (except as otherwise provided herein):

I.	Rejection of the Rejected Operative Documents

1.    On the Petition Date, the Debtors, in consultation with the Ad Hoc Noteholder Group, will file the Rejection Motion seeking rejection of the Rejected Operative Documents pursuant to section § 365(a) of title 11 of the United States Code (the “Bankruptcy Code”) and effective on a nunc pro tunc basis to the Petition Date. From the Petition Date until entry of an order approving the Rejection Motion, the applicable Debtors shall, taking into account the fact and impact of the Bruce Mansfield Event, operate and maintain Unit 1 in accordance with the provisions of paragraph 31 of this Stipulation and Protocol. Notwithstanding anything else to the contrary in this Stipulation and Protocol, but subject to the following proviso, the Debtors shall not be required to make any payments of Basic Rent or Supplemental Rent (as defined in the Participation Agreements) during such period and the Mansfield Parties waive any

Execution Version

administrative claims against the Debtors on account of such Basic Rent and Supplemental Rent obligations; provided, however, that such waiver shall be without prejudice to the Indenture Trustee’s right to seek, in lieu of such waived Basic Rent and Supplemental Rent, allowance of administrative expense claims for (x) any breach of the Debtors’ obligations to operate and maintain Unit 1 in accordance with this Stipulation and Protocol, and (y) the reasonable value of any benefits conferred upon the Debtors’ estates by virtue of the Debtors’ continued operation of the Undivided Interest during the postpetition period; provided, further that any party may contest the allowance and nature of any such claims.

2.    A hearing before the Bankruptcy Court on approval of the Rejection Motion shall be scheduled and noticed for a date on or after 60 calendar days following the Petition Date, which date shall not be prior to the effective date of the Amended Operating Agreement (as defined below); provided, that notwithstanding the foregoing, such hearing shall take place on or prior to 120 days following the Petition Date.

3.    Within 10 days of the Petition Date, the Mansfield Certificateholders Group, the Indenture Trustee, the Owner Trustee and MetLife (collectively, the “Consenting Parties”) shall, jointly or individually based on their respective preference, file a pleading indicating their consent, or in the case of the Indenture Trustee, the Owner Trustee and MetLife, lack of objection to rejection of the Rejected Operative Documents in accordance with this protocol, and no Party shall object to the relief sought in the Rejection Motion, provided, that the order granting the Rejection Motion shall be reasonably acceptable to the Consenting Parties and in all respects, and the Consenting Parties expressly reserve the right to object to entry of any order granting the Rejection Motion that is not reasonably acceptable to the Consenting Parties.

Execution Version

4.    Rejection of the Rejected Operative Documents and the Consenting Parties’ consent thereto shall be without prejudice to the rights of the Parties to assert that the Mansfield Facility Agreements are not “true leases” for purposes of 11 U.S.C. § 502(b)(6) and without prejudice to any other arguments of the Parties relating to the characterization of the Mansfield Facility Agreements or to the allowance of any claim concerning the Rejected Operative Documents (including claims concerning or arising from the rejection thereof).

5.    Subject to paragraph 6 of this Stipulation and Protocol, the Debtors shall not reject or seek to reject the Operating Agreement or any Operative Documents other than the Rejected Operative Documents (as defined in the Participation Agreement); provided, that the Debtors, in their sole discretion, may seek to reject such agreements upon the earliest of (x) a sale or other disposition of the Undivided Interest, (y) termination of the Parties’ obligations under this Stipulation and Protocol in accordance with the Process Support Agreement and (z) failure of the Debtors and the Mansfield Parties to reach agreement on the terms of an amended operating agreement with respect to Unit 1 of the Bruce Mansfield Plant on or before 120 days following the Petition Date.

6.    Nothing in this Stipulation and Protocol shall be considered an amendment, modification, supplement or waiver to which the Owner Participants have consented for purposes of section 5(a)(2) of the Tax Indemnity Agreements and section 9.2(b) of the Participation Agreements. Notwithstanding anything to the contrary in this Stipulation and Protocol, the Debtors, in consultation with the Ad Hoc Noteholder Group and the Mansfield Certificateholders Group, reserve the right to seek to reject the Tax Indemnity Agreements on 30 days’ notice to parties in interest, including the Owner Participants, and all Parties reserve their rights with respect to such proposed rejection, including, without limitation, whether the Tax

Execution Version

Indemnity Agreements are executory contracts capable of being assumed or rejected under section 365 of the Bankruptcy Code. The agreement by the Debtors to not seek to reject the Tax Indemnity Agreements in accordance with this Stipulation and Protocol (including not seeking such rejection on a nunc pro tunc basis to the Petition Date) shall be without prejudice to any arguments the Debtors or other parties may assert with respect to the allowance of claims arising under the Tax Indemnity Agreements and whether such claims are subject to the 502(b)(6) Cap. Further, notwithstanding the Debtors’ agreement not to reject the Tax Indemnity Agreement in accordance with this Stipulation and Protocol, the Owner Trustee, MetLife and, to the extent BM1 determines to execute a joinder to this Stipulation and Protocol, BM1, agree that any claim arising under the Tax Indemnity Agreements allowed against the Debtors shall be a prepetition general unsecured claim and shall not be entitled to administrative expense or priority status pursuant to Bankruptcy Code sections 503 and 507.

II.	Mansfield Adversary Proceeding Schedule

7.    The amount and nature of allowed pre-petition claims of any Party hereto concerning the Mansfield Facility Agreements or arising out of the rejection of the Mansfield Facility Agreements and any security or other interests connected therewith (the “Mansfield Claims”) shall be determined through an adversary proceeding (the “Mansfield Adversary Proceeding”), subject to the terms of this Stipulation and Protocol.6

[6]	The Debtors, in consultation with the Ad Hoc Noteholder Group and the Mansfield Certificateholders Group, MetLife, and, to the extent BM1 determines to execute a joinder to this Stipulation and Protocol, BM1, may agree to an alternative procedural mechanism in connection with any claim that MetLife may assert with respect to the Tax Indemnity Agreements or the indemnity contained in Section 9 of the Participation Agreements, provided that such agreement shall not relieve MetLife or BM1 of its obligation to participate in discovery with respect to such claims as provided in paragraphs 9-12 of this Stipulation and Protocol. Nor shall MetLife or BM1 be relieved of its obligation to participate in mediation as provided in section III of this Stipulation and Protocol unless MetLife’s claims against the Debtors, if any, are fully resolved

Execution Version

8.    The Mansfield Adversary Proceeding shall be filed by the Debtors on or before June 15, 2018 and governed by the schedule (the “Schedule”) attached hereto as Exhibit 2. The Schedule may be modified by written agreement of the Parties or for good cause shown upon motion to the Bankruptcy Court. The Schedule and the paragraphs 12-23 of this Stipulation and Protocol shall survive any termination of this Stipulation and Protocol if and only if such termination occurs on or after the deadline for completion of fact discovery, provided that, in the event of a termination prior to such deadline, the Parties reserve their rights to object to any efforts to take discovery that is duplicative or not permitted under applicable laws or rules.

9.    Pursuant to paragraphs 12–23 of this Stipulation and Protocol, the Parties may obtain discovery concerning the Mansfield Claims under this Stipulation and Protocol. Except as permitted by paragraph 8 of this Stipulation and Protocol, no other discovery by the Parties or any other parties is permitted under this Stipulation and Protocol or outside this Stipulation and Protocol with respect to the Mansfield Claims

10.    The Committee may become a Party to this Stipulation and Protocol upon execution and delivery of a counterpart signature page to this Stipulation and Protocol to counsel to each other Party and at such time the Committee shall become obligated under this Stipulation and Protocol.

11.    Proofs of Claim. To facilitate discovery as provided herein, all Parties filing claims in connection with the Mansfield Adversary Proceeding shall file proofs of claim on or before June 1, 2018 (subject to extension with the written consent of the Parties or by order of the Bankruptcy Court on motion of any Party). Such proofs of claim shall include all known prepetition claims, without prejudice to any claimant’s ability to file, prior to the claim bar date, supplemental proofs of claim based on information not known by June 1, 2018 (as such date may be extended in accordance with paragraph 22 of this Stipulation and Protocol). Nothing shall restrict, limit or affect in any way any Party’s right to amend its proof of claim pursuant to applicable bankruptcy law.

Execution Version

12.    Requests for Production of Documents. In lieu of promulgating document requests and responses thereto pursuant to Federal Rule of Civil Procedure 34, and in an effort to expeditiously resolve or commence mediation of the Mansfield Claims, the Parties shall work together in good faith to identify and exchange documents relevant to the Mansfield Claims pursuant to the following schedule:

a.	The Debtors shall, by March 28, 2018, provide the Parties with a proposed list of documents or categories of documents relating to the Mansfield Claims to be disclosed to the Parties, including the custodians of such documents (the “Diligence List”).

b.	The Mansfield Parties, the Ad Hoc Noteholder Group, and the Committee (if it agrees to participate by such time) shall respond with additions to or comments on the Diligence List by April 10, 2018.

c.	The Parties shall work in good faith, including by meeting and conferring as needed to resolve any objections to materials requested in connection with the Diligence List, to finalize the Diligence List by April 20, 2018; provided that the Diligence List may be reasonably supplemented after April 20, 2018 based on ongoing discovery.

d.	The Parties shall exchange documents agreed upon in the Diligence List on a rolling basis, and will substantially complete their exchange of documents by July 15, 2018 or by a date as modified pursuant to paragraph 22 of this Stipulation and Protocol.

e.	For the avoidance of doubt, nothing in this paragraph 12 shall preclude any of the Parties from seeking relief from the Bankruptcy Court with respect to the Diligence List, including without limitation any requests, responses, productions, or objections made in connection therewith, pursuant to paragraph 22 of this Stipulation and Protocol.

13.    Interrogatories. Interrogatories shall not be permitted under this Stipulation and Protocol.

14.    Third-Party Discovery. Third-party discovery pursuant to Federal Rule of Civil Procedure 45 shall not be precluded under this Stipulation and Protocol.

Execution Version

15.    Requests for Admission. The Debtors, the Committee (if it agrees to participate), MetLife, and, to the extent BM1 determines to execute a joinder to this Stipulation and Protocol, BM1, the Owner Trustee, and the Ad Hoc Noteholder Group may collectively serve no more than 10 requests for admission in the aggregate. The Mansfield Certificateholders Group and the Indenture Trustee may collectively serve no more than 10 requests for admission. Except as modified by the terms of this Stipulation and Protocol, Federal Rule of Civil Procedure 36 shall govern the procedure for all requests for admission and responses thereto pursuant to this Stipulation and Protocol.

16.    Document Repository. All Parties producing documents pursuant to this Stipulation and Protocol shall produce documents by providing them to a third-party service provider to be selected by the Debtors, which will then make the documents available to all applicable requesting Parties through a document repository (the “Repository”), subject to the terms and conditions of the Protective Order (defined below). The Debtors shall remain responsible for the costs of housing the Repository, while each other Party shall be responsible for the costs of its respective access to and downloading from the Repository.

17.    Application of Federal Rules of Civil Procedure 26(a)(2) and 26(a)(3). Federal Rules of Civil Procedure 26(a)(2) (governing disclosure of expert testimony) and 26(a)(3) (governing pretrial disclosures) will apply to any proceeding governed by this Stipulation and Protocol.

18.    Limitations on Depositions. The Mansfield Certificateholders Group and the Indenture Trustee shall collectively take no more than 15 fact depositions, absent good cause shown, and shall negotiate in good faith regarding the allocation of fact depositions. The Debtors, the Committee (if it agrees to participate), MetLife, and, to the extent BM1 determines

Execution Version

to execute a joinder to this Stipulation and Protocol, BM1, the Owner Trustee, and the Ad Hoc Noteholder Group shall collectively be permitted to take no more than 15 additional fact depositions in the aggregate, absent good cause shown, and shall negotiate in good faith regarding the allocation of fact depositions. A Rule 30(b)(6) deposition shall be treated as a single deposition notwithstanding the fact that the deposed party may choose multiple witnesses to cover different topics. Unless otherwise ordered by the Bankruptcy Court for cause shown, no individual may be deposed more than once in any given capacity, and each deposition taken in connection with a dispute governed by this Stipulation and Protocol shall be limited to seven hours of testimony. If multiple Parties other than the Mansfield Parties seek to depose the same witness, the seven hours shall be allocated equitably among such Parties seeking to depose the witness, or as those Parties otherwise agree. The Parties shall confer in good faith about the time allotted for each Party prior to the deposition. Except as modified by the terms of this Stipulation and Protocol, all depositions pursuant to this Stipulation and Protocol shall be noticed in compliance with Federal Rule of Civil Procedure 30. Deposition notices shall not include requests for production of documents. At least forty-eight hours in advance of any Rule 30(b)(6) deposition, the Party being deposed shall identify all witnesses who will be put forward to testify on the topics in the Rule 30(b)(6) deposition notice. Subject to the terms and conditions of the Protective Order (defined below), all Parties may have representatives attend each deposition taken in accordance with this paragraph 18.

19.    Production Format. All documents and ESI produced in accordance with this Stipulation and Protocol shall be produced in conformance with the terms of the e-discovery protocol, attached hereto as Exhibit 3.

Execution Version

20.    Assertions of Privilege. If any recipient of a discovery request withholds or redacts any documents on the grounds of privilege, work product, or any other type of protection or immunity from disclosure, that person shall provide the applicable requesting Parties with a privilege log consistent with Federal Rule of Civil Procedure Rule 26(b)(5). Efficient means of providing information regarding claims of privilege are encouraged, and the parties shall endeavor to agree upon measures that further this end. For example, the parties may work out a mutually agreeable method for asserting privilege on the same basis with respect to multiple documents by group or category.

21.    Protective Order. All discovery in connection with this Stipulation and Protocol shall be subject to and conducted in accordance with the terms of the protective order entered into in the Chapter 11 Cases (the “Protective Order”), which shall be in form and substance reasonably acceptable to the Parties hereto. Each Party must provide the Protective Order to any person it employs or engages who is given access to information produced in discovery.

22.    Dispute Resolution. Except as otherwise provided for herein, any dispute or request relating to the terms of this Stipulation and Protocol—including, but not limited to, discovery disputes and requests to alter the Schedule—that cannot be resolved in good faith between the parties may be presented to the Bankruptcy Court by a letter from the party seeking relief with all Parties copied. Unless otherwise agreed by the disputing parties, any response to such letter shall be made by letter to the Bankruptcy Court delivered within five business days after service of the initial letter submission, so long as the submission of such letter on that timetable is acceptable to the Bankruptcy Court. Without leave from the Bankruptcy Court, no such letter shall exceed three pages in length and no additional submissions will be permitted. Subject to agreement by the Bankruptcy Court, any hearing on disputes pursuant to this paragraph 22 shall be conducted telephonically.

Execution Version

23.    Service. The Parties will serve by e-mail all discovery requests, responses and objections, and other discovery papers relating to this Stipulation and Protocol in PDF format. If transmission of voluminous materials as an e-mail attachment is impractical, those materials shall be served by overnight delivery with the ability to “track” deliveries and verify receipt. Unless received by 6 p.m. Eastern time, discovery requests pursuant to this Stipulation and Protocol will be deemed served and received the next business day.

III.	Mediation

24.    The Parties agree to engage in good faith negotiations to reach a resolution and settlement of the Mansfield Adversary Proceeding and the Mansfield Claims. In the event that all issues are not resolved through good faith negotiations, the Parties agree to mediate such issues (the “Mediation”).

25.    Appointment of Mediator. The Parties shall appoint as mediator (the “Mediator”) a sitting United States Bankruptcy Judge that is acceptable to the Parties.

26.    Conduct of Mediation. Pursuant to the terms of the Schedule (attached hereto as Exhibit 2) the Mediation shall commence on or prior to November 1, 2018 and terminate on or prior to December 15, 2018, provided, however, that the Mediator may reasonably extend the length of the Mediation. An initial mediation conference shall occur at a time and place designated by the Mediator on the date the Mediation commences, or as soon thereafter as reasonably practicable. The Parties shall meet and confer with the Mediator to establish the procedures of the Mediation. The Mediator may conduct the Mediation as he or she sees fit, establish the rules of the Mediation, and consider and take appropriate action with respect to any matters the Mediator deems appropriate in order to conduct the Mediation, subject to the terms of

Execution Version

this Stipulation and Protocol. Unless otherwise directed by the Mediator, each of the Parties, including their respective principals, attorneys, and advisors, may attend and participate in the mediation sessions. The Mediator may require each Party participating in the mediation sessions to appear with at least one (1) principal or other individual with authority to make a decision binding upon such Party.

27.    Scope of Mediation. The Mediator is authorized to mediate issues regarding the Mansfield Claims and settlement of the Mansfield Adversary Proceeding (the “Mediation Topic”).

28.    Confidentiality of Mediation Materials and Communications. Subject to paragraph 29, all: (i) communications among any of the Mediator or the Parties relating to the Mediation; (ii) any mediation statements or any other documents or information provided to the Mediator or the Parties relating to the Mediation; and (iii) correspondence, draft resolutions, offers, and counteroffers produced as a result of the Mediation are strictly confidential, shall not be disclosed to any party that is not a Party, and shall be neither discoverable nor admissible for any purpose in any judicial or, administrative, or other proceeding. No person or Party, including their counsel, shall in any way disclose any such discussion, mediation statement, other document or information, correspondence, resolution, offer, or counteroffer which may be made or provided in connection with the Mediation, unless otherwise available and not subject to a separate confidentiality agreement that would prevent its disclosure; provided, that notwithstanding the foregoing, nothing shall prohibit the sharing of any discussion, mediation statement, other document or information ,correspondence, resolution, offer, or counteroffer which may be made or provided in connection with the Mediation between or among any Party, its counsel, and its other agents (subject to any applicable confidentiality restrictions). For the

Execution Version

avoidance of doubt, nothing in this paragraph 28 shall limit the ability of a Party to disclose and use materials obtained in connection with the Mediation that are separately available to that Party outside the Mediation, including materials obtained through discovery under this Stipulation and Protocol and outside this Stipulation and Protocol.

29.    All settlement proposals, counterproposals, and offers of compromise made during, or relating to, the Mediation (collectively, “Settlement Proposals”) shall: (i) remain confidential unless the party making such Settlement Proposal agrees to its disclosure, and (ii) be subject to protection under Federal Rule of Evidence 408 and any equivalent or comparable state law.

30.    No Party shall (i) be or become an insider, a temporary insider or fiduciary of any Debtor, any affiliate of any Debtor (collectively, the “Debtor Parties”), (ii) be deemed to owe any duty to any of the Debtor Parties or the Debtors’ estates, (iii) undertake any duty to any party in interest, or (iv) be deemed to misappropriate any information of any of the Debtor Parties, with respect to each of the foregoing clauses (i) through (iv), as a result of (x) participating in the Mediation in accordance with this Stipulation and Protocol, (y) being aware, or in possession, of any Settlement Proposal, or (z) with respect to the Mediation, acting together in a group with other holders of securities issued by the Debtor Parties.

IV.	Other Matters

31.    Transition of Interests in Unit 1 and Ancillary Facilities.

a.	The Debtors, in consultation with the Ad Hoc Noteholder Group, and the Mansfield Parties agree to negotiate in good faith a new operating agreement relating to Unit 1 (the “Amended Operating Agreement”), within 60 days of the Petition Date, setting forth the terms and conditions on which FG will continue to operate Unit 1; provided, that negotiation of and entry into the Amended Operating Agreement shall not prejudice any Party’s arguments with respect to the characterization of the Operative Documents, the application of the 502(b)(6) Cap to claims arising from the Operative Documents (including arising from rejection thereof), or other claims arising from the Operative Documents.

Execution Version

b.	During the period prior to the effective date of the amendment to the Operating Agreement referenced in paragraph 31(a) above, the Debtors shall continue to operate and maintain the Bruce Mansfield Plant (including, without limitation, Unit 1) in accordance with prudent industry practice and applicable law, taking into account the fact and impact of the Bruce Mansfield Event, and in a manner reasonably designed to maximize the value of and net proceeds associated with the output of Unit 1 (taking into account, among other matters, the value of any insurance claims), and in a non-discriminatory manner as (i) between the different owners of Unit 1 and (ii) among Units 1, 2 and 3 of the Bruce Mansfield Plant. The Debtors will regularly consult with the Ad Hoc Noteholder Group, the Mansfield Certificateholders Group and the Indenture Trustee with respect to operation of the Bruce Mansfield Plant, any material expenditures or repairs with respect to the Bruce Mansfield Plant, any material issues with respect to sale of the output of the Bruce Mansfield Plant, and associated regulatory issues, and will provide reasonable advance notice to the Owner Trustee and Owner Participants with respect to the foregoing material expenditures and material issues. With respect to any action or decision that reasonably can be expected to have a material effect on Unit 1 or the Ancillary Facilities (as defined in the Participation Agreement), to the extent reasonably practicable, the Debtors shall provide reasonable advance notice to the Ad Hoc Noteholder Group and the Mansfield Parties and consult with the Mansfield Certificateholders Group and the Indenture Trustee prior to taking such action or making such decision. Notwithstanding anything in this Stipulation and Protocol to the contrary, including the obligations relating to the operation and maintenance of Unit 1 in this paragraph 31, the Debtors shall not be required to repair Unit 1 beyond such repairs that the Debtors determine are commercially reasonable in consultation with the Ad Hoc Noteholder Group and the Mansfield Certificateholders Group and the Indenture Trustee.

c.	The Parties agree to negotiate in good faith to draft and execute an agreement, or amendment to the Operative Documents, that will, from and after the date upon which the Bankruptcy Court enters an order approving the rejection of the Rejected Operative Documents (or from such earlier date such amendment becomes effective), maintain the status of Mansfield 2007 Trusts A-F as passive investors (as determined by Federal Energy Regulatory Commission (“FERC”) in FirstEnergy Generation Corp., 119 FERC ¶ 61,171 (2007)) (“Status Quo Agreement”).

d.

If the applicable Parties have not entered into the Status Quo Agreement by the date upon which the Bankruptcy Court enters an order approving the rejection of the Rejected Operative Documents, then the Debtors, in consultation with the Ad Hoc Noteholder Group, may make any submissions to obtain any regulatory authorizations required as a result of rejection of the Rejected Operative Documents, including seeking any authorizations from FERC under Section 203 of the Federal Power Act. The Debtors may also make any submissions to PJM Interconnection, L.L.C. (“PJM”), as necessary, and the Mansfield Parties reserve the right to object to any such submissions to FERC and PJM. With respect to

Execution Version

such submissions, the Mansfield Parties further reserve all of their rights under the Federal Power Act and other applicable law. The Mansfield Certificateholders Group may make such submissions to FERC or PJM as necessary to facilitate transfer of ownership or control over the Undivided Interest, and the Debtors, Indenture Trustee, Owner Participants, and Owner Trustee reserve all of their rights under the Federal Power Act and other applicable law with respect to such filings.

e.	Except as set forth in this Stipulation and Protocol, the Parties reserve all rights, remedies, claims, counterclaims, rights of setoff or recoupment, defenses and arguments with respect to (i) continued operation of Unit 1, (ii) administrative expense claims and other postpetition claims against the Debtors (other than claims for Basic Rent and Supplemental Rent being waived pursuant to paragraph 1 hereof), (iii) entitlement to revenue arising from capacity or energy generation by Unit 1, (iv) any penalties or other liabilities arising from capacity or energy generation by Unit 1, (v) any costs incurred by FG arising from FG’s operation of the Undivided Interest for the benefit of the Mansfield Parties, and (vi) access and use of the Ancillary Facilities in order to operate the Undivided Interest (collectively, the “Reserved Claims”).

f.	The Parties agree to negotiate in good faith a consensual resolution of the Reserved Claims through the Amended Operating Agreement or otherwise. Alternatively, the Parties may agree to incorporate the Reserved Claims into the Mansfield Adversary Proceeding.

g.	Subject to the terms of any Amended Operating Agreement and the provisions of paragraph 31(b), FG shall make commercially reasonable efforts to mitigate any shortfall in capacity caused by the Bruce Mansfield Event in a manner that mitigates any capacity shortfall attributable to Unit 1 and any capacity shortfall attributable to Unit 2 in a comparable manner taking into account any operational differences between the Units at the time of such mitigation; provided that nothing herein prejudices any Party’s arguments, rights, claims or defenses with respect to liability for any capacity penalty asserted with respect to Unit 1.

h.	Nothing in this paragraph 31 shall impair any Party’s rights under applicable insurance policies. To the extent the Debtors maintain an insurable interest and to the extent commercially available, the Debtors shall maintain and renew all existing insurance policies covering the Bruce Mansfield Plant (including Unit 1).

32.    Insurance. Without prejudice to any insured’s rights under the relevant insurance policies, and to the extent that they share a common interest in the recovery of insurance proceeds or as required by the relevant insurance policies, the Debtors shall agree to share promptly information with and consult with the other Parties regarding the resolution of any

Execution Version

insurance claims related to the Bruce Mansfield Plant, including without limitation, as follows; provided, that nothing in this paragraph 32, including clauses (a) through (f) below, shall prejudice the rights of any insured under the applicable insurance policies:

a.	Subject to applicable confidentiality obligations and privileges, and to the extent the Debtors and the Mansfield Parties share a common interest or as required by the relevant insurance policies, the Debtors shall provide to the Mansfield Parties: (i) any substantive communications with insurers, brokers, or claims adjusters (excluding non-substantive communications, such as those related to scheduling) about the damage arising from the Bruce Mansfield Event, or the claims related thereto; (ii) regular updates on the progress of Burns & McDonnell Engineering Company’s assessment and analysis of the damage arising from the Bruce Mansfield Event (including, without limitation, potential bodily injury claims), which shall include interim or preliminary assessments; (iii) to the extent it already exists or will be developed by the Debtors in response to the Bruce Mansfield Event, material information relating to the replacement cost, repair cost, and actual cash value of any assets affected by the Bruce Mansfield Event; (iv) Schedule A to the policy to which the Debtors tendered a claim and schedule of values for the Bruce Mansfield Plant submitted to the insurers or broker under Clause W in 2007 and on every subsequent policy renewal; (v) the EIM primary policy, as well as any other policies that may respond to the Bruce Mansfield Event. The Debtors shall regularly update these disclosures and acknowledge that the Mansfield Parties may seek additional information related to the insurance claim, including but not limited to information about how the coverages were underwritten in 2007 or subsequently renewed. The Debtors will consider any such additional requests in good faith.

b.	The Debtors and the Mansfield Parties shall confer with respect to any election under applicable insurance policies with respect to the method of valuation to be applied to the insurance claim (including Conditions - Section AE.6 and Schedule A of the primary policy), and shall work in good faith to reach agreement on any such election.

c.	Notwithstanding any other provision of this Stipulation and Protocol, including, without limitation, any provision relating to the operation or transfer of Unit 1, the Debtors and the Mansfield Parties reserve all rights under any applicable insurance policies, including all rights with respect to (i) any election under such policies concerning the method of valuing claims under any policy, including, without limitation, the Parties’ respective asserted rights to make such election with respect to all property that forms the basis of the insurance claim, (ii) challenging any Party’s claimed right to make such an election or the actual election, and (iii) the use and allocation of any proceeds that the insurer may pay under any insurance policies.

Execution Version

d.	The Debtors and the Mansfield Parties acknowledge that costs have been incurred and will continue to be incurred by the Debtors in connection with the Bruce Mansfield Event, including costs relating to Unit 1 and/or the Ancillary Facilities that could be covered under the applicable insurance policies and payable to the Mansfield Parties. The Debtors, in consultation with the Ad Hoc Noteholder Group, and the Mansfield Parties will negotiate in good faith with respect to the reimbursement, if any, of the Debtors by the Mansfield Parties or the insurers of any costs incurred by the Debtors with respect to Unit 1 and/or the Ancillary Facilities arising from the Bruce Mansfield Event incurred without the Mansfield Parties’ consent, including, without limitation, costs incurred prior to the date of this Stipulation and Protocol (and, including, without limitation, costs incurred in the inspection and investigation of Unit 1 and/or the Ancillary Facilities following the Bruce Mansfield Event); provided, that the Debtors shall regularly advise the Ad Hoc Noteholder Group and the Mansfield Parties of material costs incurred and to be incurred relating to Unit 1 and/or the Ancillary Facilities, including materials Debtors internally provide to management about restoration updates and spending (including those provided since the Bruce Mansfield Event), and shall produce all relevant documents related to costs that have been or will be incurred that would be covered under the applicable insurance policies and payable to the the Mansfield Parties; and further provided, that the Debtors shall consult with the Ad Hoc Noteholder Group and the Mansfield Parties as soon as reasonably practicable before making expenditures in the amount of $250,000 or more (with the Debtors reserving the right to make the expenditure in any event subject to the Mansfield Parties’ corresponding right to object to any such reimbursement). Notwithstanding the foregoing, nothing in this provision shall be construed to impose on the Debtors any obligation that they do not already have to incur any costs whatsoever with respect to Unit 1 and/or the Ancillary Facilities arising from the Bruce Mansfield Event. Further, the Debtors and the Mansfield Parties reserve all rights under the applicable insurance policies, Mansfield Facility Agreements, and applicable law, including, without limitation, the Mansfield Parties’ claimed right to decline to reimburse any costs incurred by the Debtors without the consent of the Mansfield Parties, and the Debtors’ claimed right to seek reimbursement from the Mansfield Parties or the insurers of any costs incurred for the benefit of the Mansfield Parties.

e.	The Debtors, in consultation with the Ad Hoc Noteholder Group, and the Mansfield Parties shall work in good faith to consensually resolve any disputes relating to (i) insurance claims and (ii) use or allocation of insurance proceeds arising from the Bruce Mansfield Event. To the extent any such disputes cannot be consensually resolved, the Debtors, the Mansfield Parties or any other party with requisite standing may file a motion or commence an adversary proceeding with the Bankruptcy Court requesting relief with respect to the applicable insurance dispute. Notwithstanding the foregoing, nothing in this provision or in this paragraph 32 shall be construed to limit in any manner the right of the Debtors and the Mansfield Parties to enforce the terms of the policies as against the insurers.

Execution Version

f.	Notwithstanding anything in this paragraph 32, the Owner Trustee and Owner Participants reserve all of their rights with respect to insurance and any proceeds thereof under the applicable insurance policies and the Operative Documents.

33.    Sale Process. With respect to any sale process for the assets constituting the Bruce Mansfield Plant, the Debtors and the Supporting Parties, and the Indenture Trustee agree as follows:

a.	The Debtors, the Supporting Parties and the Indenture Trustee shall cooperate in formulating a mutually agreeable sale process for the Bruce Mansfield Facility.

b.	Any motion, application, or proposed order filed with the Bankruptcy Court regarding the sale process for the Bruce Mansfield Facility shall be in form and substance reasonably acceptable to the Supporting Parties and the Indenture Trustee.

c.	The consent of the Mansfield Parties shall be required for any sale that includes Unit 1 of the Bruce Mansfield Facility and/or the Ancillary Facilities. Such consent of the Mansfield Parties shall not be required for any sale that does not include Unit 1 of the Bruce Mansfield Facility or any Ancillary Facilities, provided that such sale shall not impair in any way the Mansfield Parties’ insurance rights or any interests or rights held by the Mansfield Parties in or with respect to the Ancillary Facilities.

d.	The Parties shall work in good faith to attempt to reach consensual resolution of any disputes relating to the sale process for the Bruce Mansfield Plant and for an allocation of the sale proceeds therefrom.

34.    Payment In Lieu of Postpetition Basic Rent and Supplemental Rent. The Debtors shall pay (i) the reasonable and documented hourly and monthly professional fees and disbursements of (A) the Indenture Trustee and (B) the following advisors to the Mansfield Certificateholders Group: O’Melveny & Myers LLP, Latham & Watkins, LLP, Guggenheim Securities, one local counsel and one technical advisor (with a scope of work and budget to be mutually acceptable to the Mansfield Certificateholders Group and the Debtors) and (ii) the Indenture Trustee compensation for all services rendered by it under the pass through trust agreement and the relevant indentures and shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses, disbursements, and advances incurred or made by it

Execution Version

thereunder. Such fees and disbursements shall be paid (x) in consideration of the agreements of the Indenture Trustee and Mansfield Certificateholders’ Group set forth herein, including, without limitation, the agreement to waive certain postpetition Basic Rent and Supplemental Rent claims against the Debtors as set forth in paragraph 1 above, or (y) as adequate protection in the event that the Mansfield Parties are determined to be secured creditors of the Debtors pursuant to the Mansfield Facility Agreements.

35.    In consideration of MetLife’s agreement as Owner Participant to enter into this Stipulation and Protocol, including, without limitation, MetLife’s agreement to not object to the Rejection Motion and the relief requested therein, the Debtors shall pay the reasonable and documented monthly and hourly fees and expenses of Sidley Austin LLP, Crestview Capital Advisors and Ann Pollock up to an aggregate cap of $1,500,000 for the twelve months following the Petition Date; provided, that notwithstanding the foregoing, the Debtors shall not pay any fees and expenses incurred by such advisors in connection with the assertion of any claims against the Debtors; provided, further¸ that application of the foregoing cap is not a waiver of any rights Met Life has (or the Debtors’ ability to contest such rights) under any applicable indemnity agreement.

36.    In consideration of Owner Trustee’s agreement to enter into this Stipulation and Protocol, including, without limitation, Owner Trustee’s agreement to not object to the Rejection Motion and the relief requested therein, the Debtors shall pay the reasonable and documented hourly fees and expenses of the Owner Trustee and Seward & Kissel LLP up to an aggregate cap of $250,000 for the twelve months following the Petition Date; provided, that notwithstanding the foregoing, the Debtors shall not pay any fees and expenses incurred by the Owner Trustee and such advisors in connection with the assertion of any claims against the Debtors; provided, further, that application of the foregoing cap is not a waiver of any rights the Owner Trustee has (or the Debtors’ ability to contest such rights) under any applicable indemnity agreement.

Execution Version

37.    All of the Indenture Trustee’s agreements in this Stipulation and Protocol are specifically conditioned on not receiving a valid direction to the contrary from Holders of the requisite Fractional Undivided Interests of Certificates Outstanding (with each such capitalized terms in this sentence beginning with Holders being as defined in the PTTA) pursuant to sections 5.4 and 1.3(c) of the PTTA, such that the Indenture Trustee shall not be obligated to take or refrain from taking any action hereunder if and to the extent it receives a valid direction not to take or to refrain from taking such action.

38.    For the avoidance of doubt, nothing in this Stipulation and Protocol or in the Process Support Agreement, including without limitation any consent to rejection of any Operative Documents or any submission of or consent to any regulatory filings, shall in any way prejudice the Parties’ positions or arguments relating to the characterization or executory nature of the Operative Documents, the applicability of the 502(b)(6) Cap, or any claims arising under the Operative Documents (including arising from the rejection thereof), or shall be used as evidence against any Party in any litigation or proceeding relating to such matters. The Parties reserve all rights as to claims and defenses with respect to the foregoing matters. For the further avoidance of doubt, in the event a Mansfield Facility Agreement is determined not to be a “true lease,” nothing herein shall impair in any way the secured parties’ interests in the collateral that secures the performance of FG’s obligations under such agreement.

39.    Notwithstanding (a) any rejection of the Participation Agreements as provided in paragraph 1 hereof and (b) anything to the contrary contained in paragraphs 1 and 31 hereof, including the waiver of administrative claims for Supplemental Rent in paragraph 1, any claims

Execution Version

of the Owner Trustee and the Owner Participants arising under the indemnity provided in Section 9.1 of the Participation Agreement are not being waived and the Owner Trustee and the Owner Participant expressly reserve the right to assert such claims and the Debtors and all other parties reserve the right to contest the amount, validity and priority of such claims. For the avoidance of doubt, nothing in this paragraph shall be deemed to allow, disallow, or alter the priority or status of any claim or constitute an assumption of any obligations under Section 9.1 of the Participation Agreement by the Debtors.

IT IS SO ORDERED.

SIGNED this      day of             , 2018.

Judge Alan M. Koschik
United States Bankruptcy Judge

Execution Version

Exhibit 1

THE REJECTED OPERATIVE DOCUMENTS

1.	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust A, as Lessor; U.S. Bank Trust National Association, as Trust Company; Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

2.	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust B, as Lessor; U.S. Bank Trust National Association, as Trust Company; Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

3.	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust C, as Lessor; U.S. Bank Trust National Association, as Trust Company; Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

4.	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust D, as Lessor; U.S. Bank Trust National Association, as Trust Company; Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

5.	Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust E, as Lessor; U.S. Bank Trust National Association, as Trust Company; Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

6.

Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; Mansfield 2007 Trust F, as Lessor; U.S. Bank Trust National Association, as Trust Company; Bankers Commercial

Execution Version

Corporation, as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Indenture Trustee; and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

7.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust A, as Lessor, and FirstEnergy Generation Corp., as Lessee.

8.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust B, as Lessor, and FirstEnergy Generation Corp., as Lessee.

9.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust C, as Lessor, and FirstEnergy Generation Corp., as Lessee.

10.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust D, as Lessor, and FirstEnergy Generation Corp., as Lessee.

11.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust E, as Lessor, and FirstEnergy Generation Corp., as Lessee.

12.	Facility Lease Agreement, dated as of July 1, 2007, between Mansfield 2007 Trust F, as Lessor, and FirstEnergy Generation Corp., as Lessee.

13.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust A, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

14.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust B, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

15.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust C, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

16.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust D, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

17.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust E, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

18.	Site Sublease, dated as of July 1, 2007, between Mansfield 2007 Trust F, as Site Sublessor, and FirstEnergy Generation Corp., as Site Sublessee.

19.	Pass Through Trust Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee; FirstEnergy Solutions Corp., as Guarantor; and The Bank of New York Trust Company, N.A., not in its individual capacity, but solely as Pass Through Trustee.

20.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust A)

2

Execution Version

21.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust B)

22.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust C)

23.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust D)

24.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust E)

25.	Guaranty, dated as of July 1, 2007, made by FirstEnergy Solutions Corp., as Guarantor. (Trust F)

3

Execution Version

Exhibit 2

Schedule

Date	Description

June 1, 2018	Deadline to file Mansfield Parties’ proofs of claims concerning rejection of the Rejected Operative Documents

June 15, 2018	Deadline for Debtors to file the Mansfield Adversary Proceeding Complaint Deadline to file objection(s) to the Mansfield Parties’ proofs of claim

July 15, 2018	Deadline to substantially complete document discovery (it being understood that all Parties will produce responsive materials on a rolling basis in advance of such date as provided in paragraph 12 of this Stipulation and Protocol)

August 1, 2018	Fact witness depositions commence. Deposition notices or subpoenas to be served not fewer than 14 days before deposition date.

September 28, 2018	Deadline to complete fact discovery

October 31, 2018	Deadline to complete expert discovery.[7]

November 1, 2018	Mediation commences with respect to the Mansfield Claims and the Mansfield Adversary Proceeding.

December 15, 2018	Mediation terminates, subject to reasonable extension by the Mediator

[7]	The Parties shall meet and confer on or before September 14, 2018 and shall work in good faith effort to agree upon a schedule for identification of experts, submission of expert reports, and expert depositions.

Date	Description

December 31, 2018, or two weeks after the termination of Mediation, whichever is later

In the event that mediation does not result in a resolution of the Mansfield Claims and the Mansfield Adversary Proceeding, deadline for the Parties to jointly propose to the Bankruptcy Court a schedule for additional expert discovery, applicable briefing, and hearing.

In the event that the Parties, after good faith efforts, cannot reach agreement on one or more aspects of the schedule, the Parties shall seek the Bankruptcy Court’s assistance via preliminary conference or other mechanism.

2

Execution Version

Exhibit 3

ESI Protocol

Execution Version

PRODUCTION FORMAT PROTOCOL

1.	PRODUCTION OF ELECTRONICALLY STORED INFORMATION (ESI)

A.	Delivery of Document Productions. To maximize the security of information in transit, document productions shall be delivered on encrypted physical media or through secure file transfer protocol (“FTP”) or similar secure or encrypted electronic transmission. The producing Party shall transmit the encryption key, password, or other information necessary to access document productions to the receiving Party contemporaneously with sending the encrypted media via a separate cover letter or by e-mail.

B.	Load files. Except where noted in section (M) below, all ESI is to be produced in electronic format, with file suitable for loading into a compatible litigation support review database. All productions will include both image and metadata load files, as described below in Paragraph III, Load File Format.

C.	Metadata Fields and Processing. Each of the metadata and coding fields set forth in Paragraph IV that can be extracted from a document shall be produced for that document. The Parties are not obligated to populate manually any of the fields in Paragraph IV if such fields cannot be extracted from a document, with the exception of the CUSTODIAN, PRODVOLID, and TIMEZONE, which shall be populated by the producing Party .

D.	System Files. Common system and program files need not be processed, reviewed or produced. Upon request, the producing Party shall provide an index of the system files excluded from production and the criteria (e.g., non-human readable file, etc.) for not processing the files.

E.	Email. Email shall be collected in a manner that maintains reliable email metadata and structure. Whenever possible, email shall be collected from the producing Party’s email store or server. Metadata and “header fields” shall be extracted from email messages.

F.	De-Duplication. Removal of duplicate documents shall only be done on exact duplicate documents (based on MD5 or SHA- 1 hash values at the document level). De-duplication will be performed globally across data sets.

G.	Thread Suppression. The Parties may also use email thread suppression to reduce duplicative production of email threads by producing the most recent email containing the thread of emails, as well as all attachments within the thread. If an email thread splits into two separate threads, then both threads shall be included in the production. If an email has an attachment and subsequent replies omit that attachment, then the original email with the attachment shall also be included in the production.

2

Execution Version

H.	TIFFs. Single-page Group IV TIFF images shall be provided using at least 300 DPI print setting. Each image shall have a unique file name, which is the Bates/control number of the document. Original document orientation shall be maintained (i.e., portrait to portrait and landscape to landscape). TIFFs will show any and all text and images which would be visible to the reader using the native software that created the document. Documents containing color need not be produced initially in color. However, if an original document contains color necessary to understand the meaning or content of the document, the producing Party will honor reasonable requests for a color image of the document.

I.	Microsoft “Auto” Feature and Macros. Microsoft Office applications, including Word, Excel and PowerPoint, may contain “auto” feature settings that would cause a document date or similar information within the document, file names, file paths, etc. to automatically update when processed. If the producing Party identifies “auto date”, “auto file name”, “auto file path” or similar features within the documents that would deliver inaccurate information for how the document was used in the ordinary course of business, a TIFF image branded with the words “Auto Date”, “Auto File Name”, “Auto File Path” or similar words that describe the “auto” feature shall be produced. Similarly, if a document contains a “macro”, the document shall be branded with the word “Macro”.

J.	Embedded Objects. Non-image files embedded within documents, such as spreadsheets within a PowerPoint, will be extracted as separate documents and treated like attachments to the document in which they were embedded. Graphic objects embedded within documents or emails, such as logos, signature blocks, and backgrounds shall not be extracted as separate documents.

K.	Compressed Files. Compression file types (e.g., .CAB, .GZ, .TAR, .Z, .ZIP) shall be decompressed in a manner that ensures a container within a container is decompressed into the lowest uncompressed element resulting in individual files. The container file itself shall not be produced.

L.	Text Files. For each document, a single text file shall be provided along with the image files and metadata. The text file name shall be the same as the Bates/control number of the first page of the document. Electronic text must be extracted directly from the native electronic file unless the document was redacted, an image file, or a physical file. In these instances a text file created using OCR will be produced in lieu of extracted text.

M.	Redaction. If a file that originates in ESI needs to be redacted before production, the file will be rendered in TIFF, and the TIFF will be redacted and produced. The producing Party will provide searchable text for those portions of the document that have not been redacted.

N.	Native Files. Various types of files, including but not limited to spreadsheets, PowerPoint files, media files, documents with embedded media files, documents with “macros”, etc., lose significant information and meaning when produced as an image. Unless redacted or for some other good cause, these types of documents shall be produced as a native document file. Any files that are produced in native format shall be produced with a Bates-numbered TIFF image slip-sheet stating the document has been produced in native format, as well as all extracted text and applicable metadata set forth in Paragraph IV.

3

Execution Version

O.	Other ESI that is Impractical to Produce in Traditional Formats (aka, Structured Data). The Parties understand and acknowledge that certain categories of ESI are structurally complex and do not lend themselves to production as native format or other traditional formats. To the extent a response to discovery requires production of discoverable electronic information contained in a database, the Parties agree to confer to define appropriate parameters for querying the database for discoverable information and generating a report in a reasonably usable and exportable electronic file (e.g., Excel, CSV or SQL format).

P.	Endorsements. The producing Party will brand all TIFF images in the lower right-hand corner with the corresponding Bates/control numbers, using a consistent font type and size. The Bates number must not obscure any part of the underlying data. The producing Party will brand all TIFF images in the lower left-hand corner with all confidentiality designations, as needed, in accordance with confidentiality definitions as agreed to by the Parties.

Q.	Claw-Back Procedure. Any documents recalled due to a mutually agreed upon clawback provision or process shall have a specific protocol followed to ensure all copies of each such document are appropriately removed from the review system of the opposite Party.

4

Execution Version

2.	PRODUCTION OF PHYSICALLY STORED INFORMATION (HARD COPY DOCUMENTS)

A.	TIFFs. Hard copy paper documents shall be scanned as single page, Group IV compression TIFF images using a print setting of at least 300 dots per inch (DPI). Each image shall have a unique file name, which is the Bates/control number of the document. Original document orientation shall be maintained (i.e., portrait to portrait and landscape to landscape).

B.	Metadata Fields. The following information shall be produced for hard copy documents and provided in the data load file at the same time that the TIFF images and the Optical Character Recognition (OCR)-acquired text files are produced. Each metadata field shall be labeled as listed below:

FIELD NAME	DESCRIPTION	EXAMPLE / FORMAT

PRODBEGBATES	The production Bates number associated with the first page of a document.	ABC0000001

PRODENDBATES	The production Bates number associated with last page of a document.	ABC0000003

PRODBEGATTACH	The production Bates number associated with the first page of the parent document.	ABC0000001

PRODENDATTACH	The production Bates number associated with the last page of the last attachment in the document family.	ABC0000008

PGCOUNT	Total number of pages for a document.	00006

CUSTODIAN	The name of the primary person the files belong to. This field should be populated as last name, first name.	Doe, John

PRODVOLID	Production volume name.	ABC_PROD001

TEXTLINK	The path to the full extracted OR OCR text of the document. Text files should be named per control number or Bates number if the document is produced.	\TEXT\ABC000001.txt

C.	OCR Acquired Text Files. When subjecting physical documents to an OCR process, the settings of the OCR software shall maximize text quality over process speed. Any settings such as “auto-skewing”, “auto-rotation” and the like should be turned on when documents are run through the process.

D.	Database Load Files/Cross-Reference Files. Documents shall be provided with (a) a delimited metadata file (.dat or .txt) and (b) an image load file (.opt), as detailed in Paragraph IV.

5

Execution Version

E.	Unitizing of Documents. In scanning paper documents, distinct documents shall not be merged into a single record, and single documents shall not be split into multiple records (i.e., paper documents should be logically unitized). In the case of an organized compilation of separate documents - for example, a binder containing several separate documents behind numbered tabs - the document behind each tab should be scanned separately, but the relationship among the documents in the binder should be reflected in proper coding of the beginning and ending document and attachment fields. The Parties will make their best efforts to unitize documents correctly.

6

Execution Version

3.	REQUESTED LOAD FILE FORMAT FOR ESI

a)	Delimited Text File: A delimited text file (.DAT or .CSV) containing the fields listed in Paragraph III should be provided. The delimiters for the file can be Concordance defaults, but defined delimiters are acceptable:

Comma - ASCII character 20 ( )

Quote - ASCII character 254 (þ)

Newline - ASCII character 174 (®)

b)	Image Cross-Reference File (Load File): The Image cross-reference file (.OPT) is a comma delimited file consisting of six fields per line. There must be a line in the cross-reference file for every image in the database. The format for the file is as follows:

ImageID,VolumeLabel,ImageFilePath,DocumentBreak,PageCount

ImageID: The unique designation used to identify an image. This should be the Bates number of the document.

VolumeLabel: The name of the volume.

ImageFilePath: The full path to the image file.

DocumentBreak: If this field contains the letter “Y,” then this is the first page of a document. If this field is blank, then this page is not the first page of a document.

PageCount: Number of pages in the document.

Sample Data

CNTRL00000001,VOL001,\IMAGES001\CNTRL00000001.TIF,Y,,,1

CNTRL00000002,VOL001,\IMAGES001\CNTRL00000002.TIF,Y,,,2

CNTRL00000003,VOL001,\IMAGES001\CNTRL00000003.TIF,,,,

CNTRL00000004,VOL001,\IMAGES001\CNTRL00000004.TIF,Y,,,4

CNTRL00000005,VOL001,\IMAGES001\CNTRL00000005.TIF,,,,

CNTRL00000006,VOL001,\IMAGES001\CNTRL00000006.TIF,,,,

CNTRL00000007,VOL001,\IMAGES001\CNTRL00000007.TIF,,,

7

Execution Version

4.	REQUESTED METADATA FIELDS FOR ESI

FIELD NAME	DESCRIPTION	EXAMPLE / FORMAT

PRODBEGBATES	The production Bates number associated with the first page of a document.	ABC0000001

PRODENDBATES	The production Bates number associated with last page of a document.	ABC0000003

PRODBEGATTACH	The production Bates number associated with the first page of the parent document.	ABC0000001

PRODENDATTACH	The production Bates number associated with the last page of the last attachment in the document family.	ABC0000008

NATIVELINK	The full path to a native copy of a document.	\natives\001\ABC0000001.htm

PGCOUNT	Total number of pages for a document.	00006

ATTACHCOUNT	Number of attachments within a document family.	0 (Numeric)

FILENAME	The file name of a document.	Document Name.xls

FROM	The name of the person in the FROM field of every email.	John Doe <jdoe@acme.com>

TO	Recipients of the email. Multiple email addresses should be separated by semicolons.	Jane Smith <jsmith@acme.com

CC	Recipients in the cc: field of the email. Multiple email addresses should be separated by semicolons.	Bob Johnson <bjohnson@acme.com>; Sally May <smay@acme.com>

BCC	Recipients in the bcc: field of the email. Multiple email addresses should be separated by semicolons.	John Doe <jdoe@acme.com>

EMAILSUBJECT	Subject of an email.	Re: resume

DATESENT	Date when an email was sent.	MM/DD/YYYY

TIMESENT	Time an email was sent.	HH:MM:SS

DOCAUTHOR	The author of a document from entered metadata.	John Doe

DOCTITLE	The extracted document title for a loose file or attachment.	Resume.docx

DATELASTMOD	The date a document was last modified.	MM/DD/YYYY

TIMELASTMOD	The time the document was last modified.	HH:MM:SS

CUSTODIANS_ALL	If the documents were globally deduplicated, this field will contain the name of each custodian from which the document originated. This field should be populated as last name, first name and separated by semicolons for additional Custodians.	Doe, John; Doe, Jane

8

Execution Version

FIELD NAME	DESCRIPTION	EXAMPLE / FORMAT

FILEEXT	The file extension of a document.	docx

APPLICATION	Type of document by application.	MS Word, MS Excel, etc.

FILEPATH	Fully qualified original path to the source folder, files and/or mail stores.	My documents\resume.docx; C:\Mail\Outlook.pst

FILESIZE	Size of the file in KB including embedded attachments.	125256

RECORD_TYPE	Indicates whether a document is an email, email attachment, email attachment (email) [for attachments that are emails], E-Doc, or E-Doc Attachment.	Email

TIMEZONE	The time zone the document was processed in.	PST, CST, EST, etc.

DATECREATED	The date the document was created.	MM/DD/YYYY

TIMECREATED	The time the document was created.	HH:MM:SS

DATERECEIVED	Date an email was received.	MM/DD/YYYY

TIMERECEIVED	Time an email was received.	HH:MM:SS

HASH	The MD5 or SHA Hash value or “de-duplication key” assigned to a document.	9CE469B8DFAD1058C3B1E745001158EA

PRODVOLID	Production volume name.	ABC_PROD001

TEXTLINK	The path to the full extracted OR OCR text of the document. Text files should be named per control number or Bates number if the document is produced.	\TEXT\ABC000001.txt

9

Execution Version

Exhibit D

Form of OP/OT Joinder

10

Execution Version

FORM OF OP/OT JOINDER AGREEMENT

This Joinder Agreement to the Process Support Agreement, dated as of March [    ], 2018, by and among the Debtors and certain holders of Creditor Claims that are signatory thereto (as amended, supplemented or otherwise modified, the “Support Agreement), is executed and delivered by                      (the “Joining Party”) as of             , 201[8]. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Support Agreement.

1.    Agreement to be Bound. The Joining Party hereby agrees to be bound by the terms of the Support Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time), solely to the same extent as MetLife and the Owner Trustee are bound thereunder. The Joining Party shall hereafter be deemed to be a “Party,” solely to the same extent as MetLife and the Owner Trustee.

2.    Representations and Warranties. The Joining Party hereby makes the representations and warranties to the other Parties as set forth in Sections 7.01 of the Support Agreement as of the effective date of this Joinder Agreement.

3.    Effectiveness. This Joinder Agreement shall become effective upon (i) delivery by the Joining Party of this Joinder Agreement, executed by the Joining Party, to counsel to the Company and (ii) the Company countersigning this Joinder Agreement, solely to reflect its acknowledgement of the Joining Party becoming a Party to the Support Agreement, and this Joinder Agreement shall terminate in accordance with Section 10 of the Support Agreement.

4.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of law principles thereof.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

11

Execution Version

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[NAME OF INSTITUTION]

By:
Name:
Title:

12

Execution Version

ACKNOWLEDGED AND AGREED:

FIRSTENERGY SOLUTIONS CORP., on behalf of itself and its affiliated Debtors

By:
Name:
Title:

13